UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EMC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 12, 2004

Dear Stockholder:

We cordially invite you to attend our 2004 Annual Meeting of Stockholders, which will be held on Wednesday, May 5, 2004, at 10:00 a.m. at EMC’s facility at 21 Coslin Drive, Southborough, Massachusetts. A map with directions to the meeting is on the back cover of the attached Proxy Statement.

At this meeting you are being asked to elect three Class II members to the Board of Directors for a three-year term, to approve an amendment to EMC’s 2003 Stock Plan to increase by 50,000,000 the number of shares of common stock available for grant under the plan and allow awards of restricted stock and restricted stock units to be granted to non-employee Directors, to approve an amendment to EMC’s 1989 Employee Stock Purchase Plan to increase by 25,000,000 the number of shares of common stock available for grant under such plan, and to ratify the selection by the Audit Committee of the Board of Directors of EMC’s independent auditors. Your Board of Directors recommends that you vote in FAVOR of each of these proposals. You are also being asked to act upon a stockholder proposal. Your Board of Directors recommends that you vote AGAINST such stockholder proposal. You should read with care the attached Proxy Statement, which contains detailed information about each of these proposals.

Your vote is important regardless of the number of shares you own. Accordingly, we urge you to complete, sign, date and return your proxy card promptly in the enclosed postage-paid envelope. If you elected to electronically access the 2004 Proxy Statement and Annual Report on Form 10-K for 2003, you will not be receiving a proxy card and must vote electronically. The fact that you have returned your proxy card in advance will assure representation of your shares but will not affect your right to vote in person should you attend the meeting.

If you plan to join us at the meeting, please complete and return the RSVP card or go to www.emc.com/annualmeeting2004 to complete your RSVP. If you elected to electronically access the proxy materials, please go to www.emc.com/annualmeeting2004 to complete your RSVP. All stockholders who attend the meeting will be required to present a valid government-issued picture identification, such as a driver’s license or passport. Registration will begin at 9:00 a.m.

Following completion of the scheduled business, we will report on EMC’s operations and answer questions. We hope that you will be able to join us on May 5th.

Very truly yours,

MICHAEL C. RUETTGERS

Chairman of the Board

YOUR VOTE IS IMPORTANT

In order to assure representation of your shares at the meeting, please complete, sign, date and return the enclosed proxy card or vote electronically or by telephone. See Voting Electronically or by Telephone on page 2 of the Proxy Statement for details regarding the options available to you.

EMC CORPORATION

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

MAY 5, 2004

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of EMC Corporation, a Massachusetts corporation, will be held at EMC’s facility at 21 Coslin Drive, Southborough, Massachusetts, on Wednesday, May 5, 2004, at 10:00 a.m. for the following purposes:

1.	To elect three members to the Board of Directors to serve for a three-year term as Class II Directors.

2.	To approve an amendment to the EMC Corporation 2003 Stock Plan to increase by 50,000,000 the number of shares of common stock available for grant under such plan and allow awards of restricted stock and restricted stock units to be granted to non-employee Directors.

3.	To approve an amendment to the EMC Corporation 1989 Employee Stock Purchase Plan to increase by 25,000,000 the number of shares of common stock available for grant under such plan.

4.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2004.

5.	To act upon a stockholder proposal relating to executive compensation, if properly presented.

6.	To transact any and all other business that may properly come before the meeting or any adjournments thereof.

All stockholders of record at the close of business on March 8, 2004 are entitled to notice of and to vote at this meeting and any adjournments thereof.

You are requested to sign and date the enclosed proxy card and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. If you elected to electronically access EMC’s 2004 Proxy Statement and Annual Report on Form 10-K for 2003, you will not be receiving a proxy card and must vote electronically. For those who did not elect to receive such documents electronically, you may also be eligible to vote electronically or by telephone. Please see Voting Electronically or by Telephone on page 2 of the Proxy Statement for instructions.

EMC’s Annual Report on Form 10-K for 2003 is enclosed.

By order of the Board of Directors

PAUL T. DACIER

Senior Vice President,

General Counsel and Assistant Clerk

March 12, 2004

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Federal securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Actual results may differ materially from those projected in the forward-looking statements due to various uncertainties and risks, including without limitation risks associated with the effects of general economic and market conditions, lessening demand in the information technology market, successful integration of acquisitions, difficulty managing operations and difficulty in keeping pace with rapid industry, technological and market changes, as well as those described in the section of our Annual Report on Form 10-K titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Factors That May Affect Future Results.” We disclaim any obligation to update any forward-looking statements contained herein after the date of this Proxy Statement.

EMC CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EMC Corporation, a Massachusetts corporation (“EMC” or the “Company”), for the Annual Meeting of Stockholders of EMC to be held on May 5, 2004, and any adjournments thereof, for the purposes set forth in the attached Notice of the Annual Meeting of Stockholders (the “Notice of Annual Meeting”). EMC was incorporated in 1979, and its principal executive offices are located at 176 South Street, Hopkinton, Massachusetts 01748. This Proxy Statement, EMC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the accompanying proxy card are first being distributed to stockholders on or about March 12, 2004.

All per share amounts of EMC’s common stock, par value $.01 per share (the “Common Stock”), noted in this Proxy Statement have been adjusted to give effect to all stock splits.

Voting Rights and Outstanding Shares

As of March 8, 2004, EMC had outstanding 2,418,021,218 shares of Common Stock. The Common Stock is the only type of security entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on March 8, 2004 to one vote on each of the matters to be voted upon at the Annual Meeting.

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board of Directors will be borne by EMC. In addition to the solicitation of proxies by use of the mails, EMC may utilize the services of certain of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage houses and other stockholders. Also, EMC has retained Georgeson Shareholder Communications Inc. to aid in the distribution and solicitation of proxies. Georgeson Shareholder Communications Inc. will receive a fee of $12,500 as well as reimbursement for certain expenses incurred by them in connection with their services, all of which will be paid by EMC.

If the enclosed form of proxy is properly signed and returned or a proxy is voted electronically or by telephone, the shares represented thereby will be voted. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted as specified. If the stockholder does not specify how the shares are to be voted, they will be voted in accordance with the recommendations of the Board of Directors. Any stockholder has the right to revoke his or her proxy at any time before it is voted by attending the meeting and voting in person or filing with the Clerk or Assistant Clerk of EMC either a written instrument revoking the proxy or another executed proxy bearing a later date.

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxy. Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum; however, neither abstentions nor broker non-votes will be considered votes properly cast at the Annual Meeting. Accordingly, because the approval of each of the proposals is based on the votes properly cast at the Annual Meeting, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the proposals. An automated system administered by EMC’s transfer agent tabulates all votes cast at the Annual Meeting.

Recommendations of the Board of Directors

The Board of Directors recommends a vote:

•	FOR the three nominees listed under “Election of Directors” as Class II Directors, to serve until their successors are elected and qualified (Proposal 1);
•	FOR approval of an amendment to EMC’s 2003 Stock Plan (Proposal 2);
•	FOR approval of an amendment to EMC’s 1989 Employee Stock Purchase Plan (Proposal 3);
•	FOR ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 (Proposal 4); and
•	AGAINST approval of the stockholder proposal (Proposal 5).

Should any nominee named in Proposal 1 be unable to serve or for good cause will not serve as director, the persons named in the enclosed form of proxy will vote for such other person as the Board of Directors may recommend.

Voting Electronically or by Telephone

If your shares are registered in the name of a bank or brokerage firm and you have elected to electronically access the 2004 Proxy Statement and Annual Report on Form 10-K for 2003, you must vote electronically. If you have not elected to access such documents electronically, you may still be eligible to vote electronically or by telephone. A large number of banks and brokerage firms participate in a program offering electronic and telephonic voting options. If your bank or brokerage firm participates, the voting instruction form you receive will provide instructions to vote electronically at the following address on the World Wide Web: www.proxyvote.com or by telephone. If you vote this year’s proxy electronically, you may also elect to receive future proxy and other materials electronically by following the instructions when you vote. You may vote using the Internet and telephone voting facilities until 11:59 p.m., E.S.T. on May 4, 2004.

Annual Meeting Admission

If you plan to attend the Annual Meeting in person, please complete and return the RSVP card mailed with this Proxy Statement or go to www.emc.com/annualmeeting2004, to complete your RSVP. If you received your proxy materials electronically, please go to www.emc.com/annualmeeting2004 to complete your RSVP.

Stockholders who have not returned the RSVP card will be required to present verification of ownership, such as a bank or brokerage firm account statement. All stockholders who attend the meeting will be required to present a valid government-issued picture identification, such as a driver’s license or passport. Registration will begin at 9:00 a.m.

Other Business

As of the date of this Proxy Statement, EMC’s management has no knowledge of any business other than that described in the Notice of Annual Meeting that will be presented for consideration at the Annual Meeting. The deadline under EMC’s By-laws for stockholders to notify EMC of any director nominations or proposals to be presented at the Annual Meeting has passed. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

ADVANCE NOTICE PROCEDURES

Under EMC’s By-laws, nominations for a director may be made only by the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors or by a stockholder entitled to vote who has delivered notice to the principal executive offices of EMC (containing certain information specified in the By-laws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) if the meeting is called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

The By-laws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder entitled to vote at such annual meeting who has delivered notice to the principal executive offices of EMC (containing certain information specified in the By-laws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

These requirements are separate and apart from the requirements that a stockholder must meet in order to have a stockholder proposal included in EMC’s Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the full text of the By-laws provisions discussed above may be obtained by writing to the Clerk or Assistant Clerk of EMC at 176 South Street, Hopkinton, Massachusetts 01748.

PROPOSAL 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE NOMINEES LISTED BELOW.

Pursuant to Section 50A of Chapter 156B of the Massachusetts General Laws, the Board of Directors is currently divided into three classes, having staggered terms of three years each. Under Section 50A and EMC’s By-laws, the Board of Directors may determine the total number of directors and the number of directors to be elected at any annual meeting of stockholders or special meeting in lieu thereof. The Board of Directors has fixed at nine the total number of directors and has fixed at three the number of Class II Directors to be elected at the 2004 Annual Meeting. Of the current total of nine directors, three Class II Directors have terms expiring at the 2004 Annual Meeting, three Class III Directors have terms expiring at the 2005 Annual Meeting and three Class I Directors have terms expiring at the 2006 Annual Meeting. The three directors whose terms expire at the 2004 Annual Meeting have been nominated by the Board of Directors for election at such meeting. All of the nominees for director are now Class II members of the Board of Directors. The three nominees who receive the greatest number of votes properly cast will be elected as Class II Directors. Each Class II Director elected at the 2004 Annual Meeting will serve until the 2007 Annual Meeting or special meeting in lieu thereof, and until that director’s successor is elected and qualified.

Information With Respect to Nominees

Set forth below is information with respect to each nominee for Class II Director to be elected at the 2004 Annual Meeting, and for each Class I and Class III Director. All of the directors were previously elected by the stockholders except for David N. Strohm, who was elected by the Board of Directors in October 2003.

NOMINEES TO SERVE AS CLASS II DIRECTORS SERVING A TERM EXPIRING AT THE

2007 ANNUAL MEETING

John R. Egan

Mr. Egan, age 46, has been a Director of EMC since May 1992. From May 1997 to September 1998, Mr. Egan served as Executive Vice President, Products and Offerings of EMC. From January 1992 to June 1996, he served as Executive Vice President, Sales and Marketing of EMC. From October 1986 to January 1992, he served in a number of executive positions with EMC, including Executive Vice President, Operations and Executive Vice President, International Sales. Mr. Egan resigned as an executive officer of EMC in September 1998 and as an employee of EMC in July 2002. Mr. Egan has been a principal in a venture capital firm since October 1998. Mr. Egan is also a Director of NetScout Systems, Inc., a provider of network and application performance management solutions. Mr. Egan is Chairman of the Mergers and Acquisitions Committee of EMC.

Michael C. Ruettgers

Mr. Ruettgers, age 61, has been Chairman of the Board of Directors of EMC since January 2004. From January 2001 to December 2003, Mr. Ruettgers served as Executive Chairman of the Board of Directors of EMC. He has served as a Director of EMC since May 1992. From January 1992 to January 2001, Mr. Ruettgers served as Chief Executive Officer of EMC. From January 1990 to January 2000, he was President and from October 1989 to January 1990, he was Chief Operating Officer of EMC. He also served as Executive Vice President, Operations from July 1988 to October 1989. Mr. Ruettgers is a Director of Raytheon Company, a global technology and electronics company. Mr. Ruettgers is a member of the Mergers and Acquisitions Committee of EMC.

David N. Strohm

Mr. Strohm, age 56, has been a Director of EMC since October 2003. He has been a General Partner with Greylock Partners, a venture capital firm, from 1980 to the present and is a general partner of several venture capital funds affiliated with Greylock. Mr. Strohm was a Director of LEGATO Systems, Inc. from its founding in 1988 until its acquisition by EMC in October 2003. Mr. Strohm is a Director of DoubleClick Inc., a provider of comprehensive internet advertising solutions, Internet Security Systems, Inc., a provider of internet security software, and Switchboard Incorporated, an internet-based merchant networking company. Mr. Strohm is a member of the Corporate Governance and Nominating Committee and the Mergers and Acquisitions Committee of EMC.

CLASS III DIRECTORS SERVING A TERM EXPIRING AT

THE 2005 ANNUAL MEETING

Michael J. Cronin

Mr. Cronin, age 65, has been a Director of EMC since May 1990. He has been Chief Executive Officer of Cognition Corporation, an engineering knowledge management company, from 1993 to the present. Mr. Cronin is also Chairman of the Board of Directors of Cognition Corporation. From June 1984 to September 1990, he was Chief Executive Officer and President of Automatix, Inc., an industrial vision and robotics systems manufacturer. Mr. Cronin is Chairman of the Compensation Committee and a member of the Audit Committee and the Mergers and Acquisitions Committee of EMC.

W. Paul Fitzgerald

Mr. Fitzgerald, age 63, has been a Director of EMC since March 1991. From January 1988 to March 1995, he was Senior Vice President, Finance and Administration and Chief Financial Officer of EMC. From October 1991 to March 1995, he was also Treasurer of EMC. From January 1985 to January 1988, he was Vice President, Finance of EMC. Mr. Fitzgerald retired as an employee of EMC in October 1995. Mr. Fitzgerald is Chairman of the Audit Committee and a member of the Stock Repurchase and Bond Redemption Oversight Committee of EMC.

Joseph M. Tucci

Mr. Tucci, age 56, has been Chief Executive Officer and a Director of EMC since January 2001, and has served as President of EMC since January 2000. From January 2000 to January 2001, he was also Chief Operating Officer of EMC. Prior to joining EMC, Mr. Tucci served as Deputy Chief Executive Officer of Getronics N.V., an information technology services company, from June 1999 through December 1999 and as Chairman of the Board and Chief Executive Officer of Wang Global, an information technology services company, from December 1993 to June 1999. Getronics N.V acquired Wang Global in June 1999. Mr. Tucci joined Wang Global in 1990 as its Executive Vice President, Operations. Mr. Tucci is a Director of Paychex, Inc., a provider of payroll, human resources and benefits outsourcing solutions. Mr. Tucci is Chairman of the Stock Repurchase and Bond Redemption Oversight Committee and a member of the Mergers and Acquisitions Committee of EMC.

CLASS I DIRECTORS SERVING A TERM EXPIRING AT THE

2006 ANNUAL MEETING

Gail Deegan

Ms. Deegan, age 57, has been a Director of EMC since July 2002. From February 1996 to September 2001, Ms. Deegan served as Executive Vice President and Chief Financial Officer of Houghton Mifflin Company, a publishing company. From February 1995 to February 1996, Ms. Deegan was Senior Vice President of Regulatory and Government Affairs for NYNEX New England, and from November 1991 to January 1995, was Vice President and Chief Financial Officer of New England Telephone. From 1988 to January 1990, Ms. Deegan was Senior Vice President, Chief Financial Officer and Treasurer of Eastern Enterprises, the parent company of Boston Gas Company, and from February 1990 to May 1991, she was Senior Vice President, Chief Financial Officer and Chief Administrative Officer. Ms. Deegan is a Director of TJX Companies, Inc., a retailer of discounted apparel and home goods. Ms. Deegan is a member of the Audit Committee and the Corporate Governance and Nominating Committee of EMC.

Windle B. Priem

Mr. Priem, age 66, has been a Director of EMC since December 2001. From July 2001 to December 2003, Mr. Priem served as a Vice Chairman of Korn/Ferry, and from December 1998 to June 2001, he served as President and Chief Executive Officer of Korn/Ferry. He joined Korn/Ferry in 1976 and held various positions with Korn/Ferry, including Chief Operating Officer from May 1997 to December 1998 and President of the North American region from January 1996 to June 1998. Mr. Priem retired from Korn/Ferry in December 2003. He was also a director of Korn/Ferry from June 1992 to November 2002. Mr. Priem is Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation Committee of EMC.

Alfred M. Zeien

Mr. Zeien, age 74, has been a Director of EMC since December 1999. From February 1991 to April 1999, Mr. Zeien served as Chairman of the Board and Chief Executive Officer of The Gillette Company, a consumer products company. He joined Gillette in 1968 and held various positions with Gillette, including President and Chief Operating Officer. Mr. Zeien retired from Gillette in April 1999. Mr. Zeien is a Director of Inverness Medical Innovations, Inc., a manufacturer of self-test diagnostic and other products. Mr. Zeien is a member of the Audit Committee and the Compensation Committee of EMC.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE EMC CORPORATION 2003 STOCK PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

On May 7, 2003, EMC stockholders adopted and approved the EMC Corporation 2003 Stock Plan (the “2003 Stock Plan”) and 50,000,000 shares of Common Stock were reserved for issuance thereunder. As of March 1, 2004, a total of 31,024,722 shares remained available for future awards under the plan.

On January 29, 2004, the Board of Directors approved an amendment to the 2003 Stock Plan which would, subject to approval by EMC stockholders, increase by 50,000,000 the number of shares of Common Stock available for grant under the plan and allow awards of restricted stock and restricted stock units to be granted to non-employee Directors. The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this amendment to the 2003 Stock Plan.

If this amendment adding 50,000,000 shares is approved by EMC stockholders at the Annual Meeting, a total of 100,000,000 shares of Common Stock will be reserved under the 2003 Stock Plan. No more than 20% of the authorized shares may be issued pursuant to awards of restricted stock or restricted stock units granted under the 2003 Stock Plan.

EMC believes that equity is a key element of EMC’s compensation package because equity awards encourage employee loyalty to EMC and align employee interests directly with those of EMC stockholders. The 2003 Stock Plan, in particular, allows EMC to provide key employees of, and consultants and advisors to, EMC and its subsidiaries with equity incentives that are competitive with those of companies with which EMC competes for talent. Without this amendment increasing the number of shares available for issuance under the 2003 Stock Plan by 50,000,000, EMC believes that the number of shares currently available under the 2003 Stock Plan, together with the number of shares currently available under its other stock option plans, may not be sufficient to cover projected awards in 2004. EMC believes that the additional 50,000,000 shares of Common Stock will provide EMC sufficient shares reserved for issuance under the 2003 Stock Plan and its other stock option plans to cover the awards it anticipates granting to eligible participants for approximately one year. If the amendment to the 2003 Stock Plan is not approved, EMC will not be able to grant any awards to eligible participants once all the shares reserved under the 2003 Stock Plan and its other stock option plans have been used.

EMC believes that the grant to non-employee Directors of awards of restricted stock or restricted stock units will help retain such Directors and will help align the Directors’ interests directly with those of EMC stockholders.

As of December 31, 2003, EMC and its subsidiaries had approximately 20,000 employees worldwide, all of whom are eligible to be considered for awards under the 2003 Stock Plan. As of such date, an aggregate of 254,574,333 shares of Common Stock were issuable pursuant to outstanding awards granted under the 2003 Stock Plan and EMC’s other stock option plans available to employees, non-plan options and options assumed by EMC in connection with acquisitions, and an aggregate of 41,386,624 shares of Common Stock were available for future grant under such plans. See “Equity Compensation Plan Information.”

The closing price of a share of Common Stock on the New York Stock Exchange (the “NYSE”) on March 8, 2004 was $13.66. The proceeds received by EMC upon exercise of the awards by participants in the 2003 Stock Plan will be used for the general corporate purposes of EMC.

The following is a summary of the material terms and conditions of the 2003 Stock Plan, as proposed to be amended. The full text of the 2003 Stock Plan, as proposed to be amended, is attached as Exhibit A to this Proxy Statement.

Summary of the 2003 Stock Plan

Administration. The Compensation Committee of the Board of Directors (the “Compensation Committee”) and/or the Board of Directors administers the 2003 Plan, which includes approving:

•	the individuals to receive awards;
•	the types of awards to be granted;
•	the terms and conditions of the awards, including the number of shares and exercise price of the awards;
•	the time when the awards become exercisable, will vest or the restrictions to which an award is subject will lapse; and
•	whether options will be incentive stock options.

The Compensation Committee has full authority to interpret the terms of the 2003 Stock Plan and awards granted under the 2003 Stock Plan, to adopt, amend and rescind rules and guidelines for the administration of the 2003 Stock Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the 2003 Stock Plan. The Compensation Committee or the Board of Directors may, in its discretion, determine to accelerate the vesting or lapse one or more restrictions with respect to an award; provided, however, that neither the Compensation Committee nor the Board of Directors may accelerate the vesting or lapse of one or more restrictions with respect to an award of restricted stock or restricted stock units if such action would cause such award to fully vest in a period of time that is less than the applicable minimum vesting period set forth in the 2003 Stock Plan.

Authorized Shares. The 100,000,000 shares reserved under the 2003 Stock Plan will be subject to adjustment in the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock. The Common Stock delivered to participants under the 2003 Stock Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock held by EMC in its treasury. The number of shares delivered upon exercise of an award will be determined net of any shares actually or constructively transferred by the participant to EMC (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

Eligibility. All employees of, or consultants or advisors to, EMC or any of its subsidiaries are eligible to participate in the 2003 Stock Plan. Each member of the Board of Directors who is not an employee of EMC or is not a five percent stockholder of EMC or a person in control of such a stockholder will be eligible to receive awards of restricted stock and restricted stock units under the 2003 Stock Plan.

Types of Awards. Awards under the 2003 Stock Plan may be in the form of stock options (either incentive stock options or non-qualified options), restricted stock or restricted stock units, or any combination thereof.

•	Stock Options. Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price. The exercise price for a stock option will be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of Common Stock on the date of grant. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Code and regulations issued thereunder. An incentive stock option shall expire in ten years (five years in the case of an incentive stock option granted to a 10% or more stockholder) after the date of grant. No incentive stock options can be granted under the 2003 Stock Plan after January 29, 2013, but options granted before that date may be exercised thereafter.

•	Awards of Restricted Stock and Restricted Stock Units. Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Restricted stock units represent the right to receive shares of Common Stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Subject to any restrictions applicable to the award, a participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and to vote the shares. Awards of restricted stock or restricted stock units (i) that vest by the passage of time only will not vest fully in less than three years after the date of grant, and (ii) that vest upon the achievement of performance goals will not vest fully in less than one year after the date of grant.

The Compensation Committee may grant awards under the 2003 Stock Plan subject to the satisfaction of performance goals. In the case of awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Compensation Committee will use one or more objectively determinable performance goals that relate to one or more Performance Criteria (as defined in Section 1.12 of the 2003 Stock Plan). The Compensation Committee will determine whether the performance goals for a Performance Award (as defined in the 2003 Stock Plan) have been met. No more than 2,000,000 shares will be allocated to Performance Awards granted to any participant during any 12-month period.

Grant of Awards to Non-Employee Directors.

•	Each eligible Director who is a director on the date of stockholder approval of this amendment to the 2003 Stock Plan will be granted an award of restricted stock and/or restricted stock units for up to 30,000 shares of Common Stock on or about the date of the Annual Meeting.

•	Following stockholder approval of this amendment to the 2003 Stock Plan, each eligible Director who joins the Board will be granted an award of restricted stock and/or restricted stock units for up to 30,000 shares of Common Stock on or about the date of the first annual meeting of stockholders following the date upon which he or she joined the Board of Directors.

•	Each eligible Director will be granted an award of restricted stock and/or restricted stock units for up to 30,000 shares of Common Stock on or about the date of the third annual meeting of stockholders following the annual meeting of stockholders on or about whose occurrence such eligible Director was previously granted an award of restricted stock and/or restricted stock units under the 2003 Stock Plan.

Transferability. Under the 2003 Stock Plan, awards are generally non-transferable other than by will or by the laws of descent and distribution. Awards may be exercised by a person other than the participant only in the circumstances outlined below; provided, that the Compensation Committee may allow for transferability of awards to immediate family members of the participant or to trusts, partnerships or other entities controlled by and of which the beneficiaries are immediate family members of the participant.

Termination of Service Relationship. Under the 2003 Stock Plan, all previously unexercised awards terminate and are forfeited automatically upon the termination of the participant’s service relationship with EMC, unless the Compensation Committee expressly specifies otherwise. However, if a participant’s service relationship is terminated by reason of death or Disability (as defined in the 2003 Stock Plan), all stock options held by the participant will vest fully on the date that the service relationship terminates by reason of death or Disability and all awards of restricted stock or restricted stock units held by the participant will vest fully and/or all restrictions will fully lapse on the date that the service relationship terminates by reason of death or Disability. All awards may be exercised by the participant’s executor or administrator, or by the person to whom the award is transferred under the applicable laws of descent or distribution, within three years after the date that the participant’s service relationship terminates by reason of death or Disability. If a participant’s service relationship is terminated by reason of Retirement (as defined in the 2003 Stock Plan), except as otherwise provided by the Compensation Committee, all stock options held by the participant will continue to vest and be exercisable as if the service relationship had not terminated and all awards of restricted stock or restricted stock units held by the participant will continue to be subject to vesting and/or applicable restrictions as if the service relationship had not terminated. Notwithstanding the foregoing, if a stock option provides for vesting or exercisability upon the fulfillment or satisfaction of certain goals or conditions (other than time-based vesting), or an award of restricted stock or restricted stock units provides for vesting or lapse of restrictions based upon the fulfillment or satisfaction of certain goals or conditions (other than time-based vesting or restrictions), then, except as otherwise provided by the Compensation Committee, subsequent to the date of Retirement, the unvested or restricted portion of an award shall no longer be subject to such vesting or lapse of restrictions based on the satisfaction or fulfillment of certain goals or conditions and instead will be subject only to the time-based vesting or restrictions set forth in the award. Such awards may be exercised by the participant in accordance with the terms and conditions of the award (including the applicable vesting schedule or restrictions). Incentive stock options that are not exercised within (a) twelve months after the date a participant’s service relationship is terminated by reason of Disability or (b) three months after the date a participant’s service relationship is terminated by reason of Retirement, will be treated as non-qualified stock options. All stock options outstanding after a participant’s death or Disability expire at the end of the three-year period after the date a participant’s service relationship is terminated by reason of death or Disability. Notwithstanding the foregoing, in no event shall (i) any award be exercised beyond the date on which such award would otherwise expire pursuant to the terms thereof or (ii) any incentive stock option be exercised after the expiration of ten years (five years in the case of an incentive stock option granted to a 10% or more stockholder) from the date the incentive stock option was granted. Shares of Common Stock which are not delivered because of termination of awards may be reused for other awards.

With respect to awards held by officers or certain other persons, the Compensation Committee may cancel, suspend or otherwise limit any unexpired award and rescind the exercise of an award if such participant engages in certain detrimental activity.

Amendments. The Compensation Committee may at any time discontinue granting awards under the 2003 Stock Plan. The Compensation Committee may amend the 2003 Stock Plan, except that no amendment may adversely affect the rights of any participant without his or her consent and no amendment will, without the approval of the stockholders of EMC, materially amend the 2003 Stock Plan, increase the number of shares of Common Stock available under the 2003 Stock Plan, change the group of persons eligible to receive awards, reprice any outstanding options or reduce the price at which options may be granted (including any tandem cancellation and regrant or any other amendment or action that would have substantially the same effect as reducing the exercise price of outstanding options), extend the time within which awards may be granted, alter the 2003 Stock Plan so that options intended to qualify as incentive stock options under the Code would not do so, or change the amendment provisions of the 2003 Stock Plan.

Change in Corporate Structure or Capitalization; Change in Control. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the number and kind of shares of stock or securities of EMC then subject to the 2003 Stock Plan and the awards then outstanding or to be granted thereunder, and the exercise price, if applicable, will be appropriately adjusted by the Compensation Committee, whose determination will be binding on all persons. In the event of a dissolution, liquidation, consolidation or merger in which EMC is not the surviving corporation or in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration, all outstanding awards will thereupon terminate, provided that prior to the effective date of any such dissolution, liquidation, consolidation or merger, EMC will either (i) make all outstanding awards immediately exercisable on a basis that gives the holder of the award a reasonable opportunity to participate as a stockholder in the transaction or, if applicable, cause all restrictions to lapse, or (ii) arrange to have the surviving corporation grant replacement awards to participants.

Term. The 2003 Stock Plan, unless sooner terminated by the Board of Directors, will remain in effect until May 7, 2013.

Federal Income Tax Consequences

Stock Options. The 2003 Stock Plan is not qualified under Section 401(a) of the Code. In general, neither the grant nor the exercise of an incentive stock option granted under the 2003 Stock Plan will result in taxable income to the option holder or a deduction to EMC. If the option holder does not dispose of stock received upon exercise of an incentive stock option within two years after the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss.

If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the Common Stock on the date of exercise and the option price. In the case of a disqualifying disposition which is a sale in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on such sale over the adjusted basis of the stock, that is, in general, the price paid for the stock. EMC will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements.

Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (i) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (ii) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

Options granted under the 2003 Stock Plan which are not incentive stock options are “non-qualified options.” No income results upon the grant of a non-qualified option. When an option holder exercises a non-qualified option, he or she will realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of the Common Stock over the option price. EMC will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.

Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the Common Stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. EMC is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Restricted Stock Units. Generally, the participant will not be subject to tax upon the grant of an award of restricted stock units but will recognize ordinary income in an amount equal to the fair market value of any shares received on the date of delivery of the underlying shares of Common Stock. EMC will be entitled to a corresponding tax deduction.

This summary is not a complete description of the U.S. Federal income tax aspects of the 2003 Stock Plan. Moreover, this summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the 2003 Stock Plan, as well as foreign, state and local tax consequences.

New Incentive Plan Benefits

The future benefits or amounts that would be received under this amendment to the 2003 Stock Plan by executive officers and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if this amendment to the 2003 Stock Plan had been in effect cannot be determined.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE COMPANY’S 1989

EMPLOYEE STOCK PURCHASE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3

On May 10, 1989, EMC’s stockholders adopted and approved the EMC Corporation 1989 Employee Stock Purchase Plan (the “1989 Plan”), and 7,200,000 shares of Common Stock were reserved for purchase thereunder. On May 8, 1991, May 12, 1993, May 8, 1996, May 5, 1999, May 8, 2002 and May 7, 2003, the 1989 Plan was amended to include an additional 14,400,000, 9,600,000, 8,000,000, 8,800,000, 10,000,000 and 15,000,000 shares, respectively, of Common Stock. Currently, the total number of shares of Common Stock that are authorized to be purchased under the 1989 Plan is 73,000,000. As of March 1, 2004, 9,984,208 shares remained available for future purchases under this plan.

On January 29, 2004, the Board of Directors approved an amendment to the 1989 Plan which would, subject to approval by EMC stockholders, increase the number of shares available under such plan by 25,000,000 shares. The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this amendment to the 1989 Plan. Based upon EMC’s current stock price and historical rates of employee participation in the 1989 Plan, the Company believes that there may not be sufficient shares available for purchase under the 1989 Plan once the current six-month purchase period ends. Additional shares are needed for use in the 1989 Plan so that the 1989 Plan can continue to be used as a benefit plan to attract and retain employees of EMC and its subsidiaries. The Company’s forecast indicates that the addition of 25,000,000 shares will allow continued employee participation for approximately two to three years. If this amendment to the 1989 Plan is not approved by the stockholders, the Board of Directors will suspend employee participation in the 1989 Plan once the currently available shares are purchased. The proceeds received by EMC from the sale of Common Stock under the 1989 Plan are used for the general corporate purposes of the Company.

The following is a summary of the material terms and conditions of the 1989 Plan, as proposed to be amended. The full text of the 1989 Plan, as proposed to be amended, is attached as Exhibit B to this Proxy Statement.

Summary of the 1989 Plan

If the January 29, 2004 amendment adding 25,000,000 shares is approved by EMC’s stockholders, a total of not more than 98,000,000 shares of Common Stock may be issued under the 1989 Plan. Such shares may, at the discretion of the Board of Directors, be issued from EMC’s authorized but unissued Common Stock or from EMC’s treasury. The 1989 Plan provides for the granting of six-month options to participating employees to purchase shares of Common Stock. Each employee of EMC or a subsidiary of EMC having at least three months of continuous service on the date of grant of an option is eligible to participate in the 1989 Plan, except for employees whose customary employment is 20 hours or less per week. In addition, any employee who immediately after the grant of an option would be deemed under the provisions of the Code to own 5% or more of the outstanding Common Stock would not be eligible to receive such an option. Furthermore, the 1989 Plan provides that no employee will be granted an option under the 1989 Plan which would permit his or her right to purchase shares to accrue at a rate which exceeds $25,000 in fair market value of Common Stock (determined at the time the option is granted) for any calendar year. Members of the Board of Directors who are not employed as regular salaried officers or employees of EMC may not participate in the 1989 Plan. As of January 1, 2004, there were approximately 20,000 employees of EMC and its subsidiaries eligible to participate in the 1989 Plan and approximately 11,600 employees participating in the 1989 Plan.

Options are granted twice yearly, on January 1 and July 1, and are exercisable on the succeeding June 30 or December 31. Options are exercisable through accumulations of payroll deductions. The amount of the deductions are determined by the employee, but may not be less than 2% nor more than 15% of the employee’s compensation (up to a maximum of $7,500 in each option period, less any amount rolled over from the preceding option period representing an amount in lieu of a fractional share). The number of shares of Common Stock acquired in a particular option period is determined by dividing the balance in the employee’s withholding account on the last day of the period by the purchase price per share for the Common Stock determined under the 1989 Plan. In lieu of a fractional share, any remaining balance in an employee’s withholding account at the end of an option period is rolled over to the opening balance for the next option period. The purchase price for a share of Common Stock is the lower of 85% of the fair market value of the Common Stock on the date of grant or 85% of said value at the time of exercise.

In the event the number of shares of Common Stock available in any option period under the 1989 Plan is otherwise insufficient, the number of shares each employee is entitled to purchase shall be proportionately reduced and the cash balance in each employee’s withholding account shall be returned to such employee.

An employee may at any time on or prior to June 15 or December 15, as the case may be with respect to any applicable option period, cancel his or her option, and upon such cancellation, all accumulated payroll deductions in the employee’s withholding account shall be returned to him or her without interest. During an employee’s lifetime, his or her rights in an option will be exercisable only by him or her and may not be sold, pledged, assigned or otherwise transferred. The employee or his or her legal representative may elect to have the amount credited to his or her withholding account at the time of his or her death applied to the exercise of his or her option for the benefit of named beneficiaries. Nothing in the 1989 Plan is to be construed so as to give an employee the right to be retained in the service of EMC.

In the event there is a change in the Common Stock due to a stock dividend, stock split, combination of shares, recapitalization, merger or other capital change, the aggregate number of shares of Common Stock available under the 1989 Plan and under any outstanding options, the option price and other relevant provisions of the 1989 Plan will be appropriately adjusted. EMC will have the right to amend the 1989 Plan at any time, but cannot make an amendment (other than as stated above) relating to the aggregate number of shares available under the 1989 Plan or the option price without the approval of EMC’s stockholders. EMC may suspend or terminate the 1989 Plan at any time, but such termination will not affect the rights of employees holding options at the time of termination.

The Compensation Committee administers the 1989 Plan, makes determinations regarding all questions arising thereunder, and adopts, administers and interprets such rules and regulations relating to the 1989 Plan as it deems necessary or advisable.

Federal Income Tax Consequences

The 1989 Plan is intended to qualify as an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, neither the grant of an option nor the acquisition of shares upon exercise of such an option will result in taxable income to the employee or a deduction for the Company.

The Federal income tax treatment of the employee’s subsequent disposition of shares acquired under a 1989 Plan option (“Plan Shares”) will vary depending upon the timing of the disposition. For these purposes, a “disposition” includes any transfer of shares other than certain transfers at death, certain tax-free exchanges, or a mere pledge or hypothecation. If the employee disposes of Plan Shares within two years after the corresponding option was granted, or within one year after the Plan Shares were purchased, the employee will recognize ordinary income on the date of disposition and the Company will receive a corresponding deduction equal to the difference between the price that the employee paid for the Plan Shares and the fair market value of the Plan Shares on the date they were purchased. If, on the other hand, the employee disposes of Plan Shares after both of the periods specified above, or if the employee dies while owning the Plan Shares, then he or she will recognize ordinary income (on the date of disposition or death) only to the extent of the lesser of (i) the excess of the fair market value of the Plan Shares at the time the option was granted over the option price (computed as of the grant date); or (ii) the excess of the fair market value of the Plan Shares at the time of death or disposition over the purchase price. In this case, the Company will receive no corresponding deduction. The employee will also recognize capital gain equal to the amount by which the amount realized upon the sale or disposition of the Plan Shares exceeds the sum of the aggregate purchase price paid for the Plan Shares and the ordinary income recognized in connection with their acquisition.

The foregoing summary is not a complete description of the U.S. Federal income tax aspects of the 1989 Plan. Moreover, the foregoing summary relates only to Federal income taxes; there may also be the imposition of FICA and FUTA taxes on the exercise of an option issued under the 1989 Plan, Federal estate and gift tax consequences, as well as foreign, state and local tax consequences.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4

EMC is asking the stockholders to ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent auditors for the fiscal year ending December 31, 2004. The affirmative vote of a majority of votes properly cast at the Annual Meeting is required to ratify such selection.

Although ratification by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. In the event the stockholders fail to ratify the appointment of PWC, the Audit Committee will consider this factor when making any determinations regarding PWC.

PROPOSAL 5

STOCKHOLDER PROPOSAL

The Sheet Metal Workers’ National Pension Fund has proposed the adoption of the following vote at the Annual Meeting and has furnished the following statement in support of the proposal. The stockholder’s address is Edward F. Carlough Plaza, 601 N. Fairfax Street, Suite 500, Alexandria, VA 22314. The stockholder has represented to EMC that it held approximately 66,800 shares of Common Stock as of November 19, 2003. If properly presented at the meeting, the affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal.

Commonsense Executive Compensation Proposal

Resolved, that the shareholders of EMC Corp. (“Company”) request that the Company’s Board of Directors and its Executive Compensation Committee replace the current system of compensation for senior executives with the following “Commonsense Executive Compensation” program including the following features:

(1)	Salary – The chief executive officer’s salary should be targeted at the mean of salaries paid at peer group companies, not to exceed $1,000,000 annually. No senior executive should be paid more than the CEO.

(2)	Annual Bonus – The annual bonus paid to senior executives should be based on well-defined quantitative (financial) and qualitative (non-financial) performance measures. The maximum level of annual bonus should be a percentage of the executive’s salary level, capped at 100% of salary.

(3)	Long-Term Equity Compensation – Long-term equity compensation to senior executives should be in the form of restricted shares, not stock options. The restricted share program should utilize justifiable performance criteria and challenging performance benchmarks. It should contain a vesting requirement of at least three years. Executives should be required to hold all shares awarded under the program for the duration of their employment. The value of the restricted share grant should not exceed $1,000,000 on the date of grant.

(4)	Severance – The maximum severance payment to a senior executive should be no more than one year’s salary and bonus.

(5)	Disclosure – Key components of the executive compensation plan should be outlined in the Compensation Committee’s report to shareholders, with variances from the Commonsense program explained in detail.

The Commonsense compensation program should be implemented in a manner that does not violate any existing employment agreement or equity compensation plans.

Supporting Statement: We believe that compensation paid to senior executives at most companies, including ours, is excessive, unjustified, and contrary to the interests of the Company, its shareholders, and other important corporate constituents. CEO pay has been described as a “wasteland that has not been reformed.” (Institutional Shareholder Services senior vice president, Wall Street Journal, “Executive Pay Keeps Rising, Despite Outcry,” October 3, 2003). As of 2002, the CEO-worker pay gap of 282-to-1 was nearly seven times as large as the 1982 ratio of 42-to-1 according to the United for a Fair Economy’s Tenth Annual CEO Compensation Survey (“Executive Excess 2003 – CEO’s Win, Workers and Taxpayers Lose.”)

We believe that it is long past time for shareholders to be proactive and provide companies clear input on the parameters of what they consider to be reasonable and fair executive compensation. We believe that executive compensation should be designed to promote the creation of long-term corporate value. The Commonsense executive compensation principles seek to focus senior executives, not on quarterly performance numbers, but on long-term corporate value growth, which should benefit all the important constituents of the Company. We challenge our Company’s leadership to embrace the ideas embodied in the Commonsense proposal, which still offers executives the opportunity to build personal long-term wealth but only when they generate long-term corporate value.

EMC’S STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5

Your Board of Directors opposes this proposal because it is not in the best interests of EMC or its stockholders.

The Board believes that if this proposal were adopted, it would restrict the flexibility of the Compensation Committee of the Board of Directors, potentially placing EMC at a competitive disadvantage in recruiting and retaining executives, and otherwise hurting its ability to generate long-term stockholder value.

The goal of EMC’s executive compensation program is to attract and retain exceptional talent, to motivate these individuals to achieve EMC’s strategic and financial goals, and to link executive compensation closely to corporate performance and returns to stockholders. These same principles apply not only to executives, but also to many other valued EMC employees to motivate them to drive EMC’s long-term success. To do this, the Compensation Committee, which is made up entirely of independent directors, must retain the flexibility to make compensation decisions that best balance a variety of factors, including specific goals set by the Board of Directors, competitive practices at comparator companies, the need to quickly adjust to changes in the marketplace, and the financial, accounting and tax consequences of various arrangements. Arbitrary caps on compensation would restrict the Committee’s ability to respond to the needs of EMC, including the need to maintain its elite leadership team.

Because the Board and the Committee strongly support the concept of performance-based executive compensation, the Board and the Committee have already taken into account many of the features described in the stockholder proposal. For example, a significant percentage of executive compensation is in the form of long-term equity incentives, including restricted stock. Such equity incentives typically contain challenging performance requirements and multi-year restriction terms, which act as a retention device and which encourage executives to take into account the long-term interests of EMC and its stockholders. In addition, the Board has adopted Corporate Governance Guidelines, which are published on EMC’s website and which contain stock ownership guidelines for executive officers to align their interests with stockholders. The compensation program also contains performance-based at-risk bonuses, which are payable based on the achievement of previously-established, and well-defined financial and strategic goals.

Moreover, EMC’s program contains the safeguards necessary to assure that compensation is set at the appropriate levels. The Committee, which met 12 times in 2003, and its members spend significant time making sure the various elements of the compensation plan are set at the appropriate levels to drive corporate goals, retain the best talent and generate long-term stockholder value. The independent Compensation Committee conducts annual reviews of the program, and utilizes the services of independent consultants to assist it in understanding best practices and as a method of benchmarking compensation at peer companies. Further, EMC provides all required legal disclosures relating to all significant elements of executive compensation in a complete, accurate, and timely way. EMC’s Board of Directors believes that compensation for its executives has been reasonable and appropriate under the circumstances, not excessive, and has been in the best interests of EMC and its stockholders.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF EMC OR ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding Common Stock owned on March 1, 2004 (i) by each person who is known by EMC to own beneficially more than 5% of the Common Stock, (ii) by each of EMC’s directors and nominees for director, (iii) by each of the Named Executive Officers (as defined below) and (iv) by all directors and executive officers of EMC as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Outstanding Shares
Barclays Global Investors, N.A.	159,853,216	(2)	6.6%
Michael J. Cronin(3)	141,667		**
Gail Deegan(4)	19,334		**
John R. Egan(5)*	2,770,200		**
W. Paul Fitzgerald(6)	645,875		**
David I. Goulden(7)	302,797		**
Erez Ofer(8)	664,432		**
Windle B. Priem(9)	126,667		**
Michael C. Ruettgers(10)*	7,511,640		**
David N. Strohm(11)*	649,176		**
William J. Teuber, Jr.(12)	652,120		**
Joseph M. Tucci(13)	2,011,047		**
Alfred M. Zeien(14)	126,667		**
All directors and executive officers as a group (19 persons)(15)	21,637,771		**

*	Nominee for director
**	Less than 1%
(1)	Except as otherwise noted, all persons have sole voting and investment power with respect to their shares. All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this table.
(2)	Based solely on the Schedule 13G filed by Barclays Global Investors, N.A. and certain other related reporting persons with the Securities and Exchange Commission (the “SEC”) on February 17, 2004. Such Schedule 13G provides that Barclays Global Investors, N.A. and such other related reporting persons beneficially own in the aggregate 159,853,216 shares of Common Stock and that they have sole power to vote or direct the voting of 140,910,656 shares, and to dispose or direct the disposition of, 141,021,627 of such shares.
(3)	Mr. Cronin is deemed to own all of these shares by virtue of options to purchase these shares.
(4)	Ms. Deegan is deemed to own 13,334 of these shares by virtue of options to purchase these shares.
(5)	Mr. Egan is deemed to own 13,334 of these shares by virtue of options to purchase these shares.
(6)	Mr. Fitzgerald is deemed to own 474,667 of these shares by virtue of options to purchase these shares.
(7)	Mr. Goulden is deemed to own 200,000 of these shares by virtue of options to purchase these shares.
(8)	Mr. Ofer is deemed to own 528,000 of these shares by virtue of options to purchase these shares.
(9)	Mr. Priem is deemed to own 26,667 of these shares by virtue of options to purchase these shares.
(10)	Mr. Ruettgers is deemed to own 4,533,412 of these shares by virtue of options to purchase these shares. Excludes 50,000 shares held in the Ruettgers Family Charitable Foundation, as to which Mr. Ruettgers disclaims beneficial ownership.
(11)	Mr. Strohm is deemed to own 100,800 of these shares by virtue of options to purchase these shares.
(12)	Mr. Teuber is deemed to own 349,000 of these shares by virtue of options to purchase these shares.
(13)	Mr. Tucci is deemed to own 1,650,000 of these shares by virtue of options to purchase these shares.
(14)	Mr. Zeien is deemed to own 121,667 of these shares by virtue of options to purchase these shares.
(15)	Includes 13,282,061 shares of Common Stock beneficially owned by all executive officers and directors as a group by virtue of options to purchase these shares. Excludes shares as to which such individuals have disclaimed beneficial ownership.

The address of all persons listed above, other than Barclays Global Investors, N.A., is c/o EMC Corporation, 176 South Street, Hopkinton, Massachusetts 01748. The address of Barclays Global Investors, N.A. is 45 Fremont Street, San Francisco, CA 94105.

COMPENSATION OF EXECUTIVE OFFICERS

The following table discloses compensation received by EMC’s Chief Executive Officer and the next four most highly paid executive officers in 2003 (collectively, the “Named Executive Officers”) for the three fiscal years ended December 31, 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Annual Compensation						Long Term Compensation Awards			All Other Compensation($)
	Year		Salary($)	Bonus($)(1)	Other Annual Compensation($)(2)		Restricted Stock Awards($)(3)	Securities Underlying Options (#)
Joseph M. Tucci President, Chief Executive Officer and Director	2003 2002 2001		1,000,000 1,000,000 1,000,000	1,712,500 675,000 700,000	121,007 59,299 67,801	(4) (4) (4)	3,690,400 — —	1,195,000 2,000,000 3,400,000	(5)	3,000 3,000 1,500	(6) (6) (6)

Michael C. Ruettgers Chairman of the Board of Directors	2003 2002 2001		850,000 1,000,000 1,000,000	1,360,000 650,000 700,000	165,364 137,427 229,189	(7) (7) (7)	1,845,200 — —	560,000 1,000,000 3,000,000		3,000 4,260 4,416	(8) (8) (8)

William J. Teuber, Jr. Executive Vice President and Chief Financial Officer	2003 2002 2001		600,000 600,000 600,000	700,000 211,666 186,000	— — —		1,977,000 — —	400,000 650,000 800,000		3,000 3,000 3,000	(6) (6) (6)

David I. Goulden Executive Vice President, Customer Solutions and Marketing and New Business Development	2003 2002 2001	(9)	550,000 253,843 —	750,000 245,000 —	— — —		1,318,000 — —	400,000 1,000,000 —		3,000 750 —	(6) (6)

Erez Ofer Executive Vice President, Technology Strategy	2003 2002 2001		536,309 600,000 530,000	745,469 307,277 537,948	— — —		659,000 — —	150,000 550,000 950,000		3,000 3,000 3,000	(6) (6) (6)

(1)	Includes bonuses accrued in year of service whether paid during year of service or thereafter. Includes certain amounts that were earned by certain Named Executive Officers in 2003 but deferred pursuant to elections made by such executives under the EMC Corporation Executive Deferred Compensation Retirement Plan. These amounts were credited to the accounts of such executives under the plan at the time they would otherwise have been paid. The deferred amounts are deemed invested in the investment funds selected by such executives from the various funds available under the plan. EMC does not match any deferred amounts or otherwise make any contributions to the accounts of such executives under the plan.
(2)	Value of amounts disclosed are based upon aggregate incremental cost to EMC.
(3)

Represents the value of the restricted stock on the date of grant. Such restricted stock awards were granted on October 23, 2003 under the 2003 Stock Plan, which shares are subject to certain restrictions on transfer and forfeiture upon certain events. The restrictions on transfer and forfeiture with respect to such shares lapse on the fifth anniversary of the date of grant. In the event certain earnings per share targets are met, the restrictions lapse ratably over three years. The dollar values of the restricted stock grants set forth above are based on the closing price of the Common Stock on the date of grant, which was $13.18. The shares of restricted stock are entitled to dividends, if and when declared by the Board. The number and value (based on the closing price of Common Stock on December 31, 2003, which was $12.92) of the aggregated restricted stock holdings of the Named Executive Officers as of December 31, 2003 are as follows: Mr. Tucci – 355,000 and $4,585,850; Mr. Ruettgers – 140,000 and $1,808,800; Mr. Teuber – 150,000 and $1,938,000; Mr. Goulden – 100,000 and $1,292,000; and Mr. Ofer – 50,000 and $646,000. Mr. Tucci’s aggregated restricted stock holdings include 75,000 shares of restricted stock acquired by Mr. Tucci on January 24, 2003 as a result of exercising an option to purchase such shares. See footnote 5.

(4)	Includes the amounts of $110,757 in 2003, $47,024 in 2002 and $60,243 in 2001 for personal use of EMC-owned transportation.
(5)	Includes options granted on January 24, 2003 to purchase 75,000 shares of Common Stock, which were exercised. Such shares of Common Stock are subject to certain restrictions on transfer and repurchase by EMC upon certain events which lapse on the fifth anniversary of the date of grant. In the event certain earnings per share targets are met, the restrictions lapse ratably over three years. See footnote 3.
(6)	Represents the amount paid to such executive’s account in the EMC Corporation 401(k) Plan (the “401(k) Plan”).
(7)	Includes the amounts of $158,164 in 2003, $115,227 in 2002 and $185,020 in 2001 for personal use of EMC-owned transportation.
(8)	Includes the amounts of $3,000 for each of 2003, 2002 and 2001 paid to Mr. Ruettgers’ account in the 401(k) Plan. Also includes $1,260 for 2002 and $1,416 for 2001 paid on Mr. Ruettgers’ behalf to partially fund a whole life insurance policy. Such amounts approximate what EMC would have contributed had Mr. Ruettgers participated in EMC’s basic group term life insurance program (available generally to all employees).
(9)	Mr. Goulden joined EMC on July 8, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information on option grants in the fiscal year ended December 31, 2003 to the Named Executive Officers.

Name	Individual Grants				Exercise Price per Share		Market Price per Share on Date of Grant		Expiration Date	Grant Date Value
	Number of Options Granted in 2003(1)		Percent of Total Options Granted to Employees in Fiscal Year(1)

										Grant Date Present Value(2)
Joseph M. Tucci(3)	75,000 1,120,000	(4) (5)(6)	0.20 3.03	% %	$ $	0.01 13.18	$ $	7.14 13.18	01/24/03 10/23/13	$ $	534,855 7,465,024	(4)
Michael C. Ruettgers(3)	560,000	(5)(6)	1.51%			$13.18		$13.18	10/23/13		$3,732,512
William J. Teuber, Jr.	400,000	(5)(6)	1.08%			$13.18		$13.18	10/23/13		$2,666,080
David I. Goulden	400,000	(5)(6)	1.08%			$13.18		$13.18	10/23/13		$2,666,080
Erez Ofer	150,000	(5)(6)	0.41%			$13.18		$13.18	10/23/13		$999,780

(1)	EMC granted options representing an aggregate of 36,992,020 shares of Common Stock to approximately 11,190 employees of EMC and its subsidiaries in fiscal 2003 under the Company’s 1985 Stock Option Plan (the “1985 Plan”), 1993 Stock Option Plan (the “1993 Plan”), 2001 Stock Option Plan (the “2001 Plan”) and 2003 Stock Plan.
(2)	The estimated grant date present value has been calculated using a Black-Scholes option-pricing model with the following material assumptions: (i) a risk-free interest rate of 2.95% (at January 24, 2003) and 3.30% (at October 23, 2003), (ii) expected volatility of 55%, (iii) an expected life of 5 years and (iv) no dividend yield.
(3)	Certain of the options granted to Mr. Ruettgers and Mr. Tucci are transferable to “immediate family members,” as defined in, and pursuant to the terms and conditions of, the grants of such options.
(4)	The options were 100% exercisable on the date of grant and immediately exercised. The shares of Common Stock issued upon exercise are subject to certain restrictions on transfer and repurchase by EMC upon certain events which lapse on the fifth anniversary of the date of grant. In the event certain earnings per share targets are met, the restrictions will lapse ratably over three years.
(5)	The options are exercisable in annual increments of 20% over a five-year period.
(6)	The term of each such option grant is ten years from the date of grant, which was October 23, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table provides information on option exercises in 2003 by the Named Executive Officers and the value of such officers’ unexercised options at December 31, 2003.

Name	Number of Shares Acquired on Exercise	Value Realized($)		Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph M. Tucci	75,000	$534,750	(2)	1,840,000	5,480,000	$4,128,000	$13,692,000
Michael C. Ruettgers	—	$—		4,533,412	3,572,200	$24,554,179	$8,115,000
William J. Teuber, Jr.	—	$—		551,000	1,542,000	$2,090,860	$4,407,600
David I. Goulden	—	$—		200,000	1,200,000	$1,044,000	$4,176,000
Erez Ofer	36,400	$176,521		663,440	1,392,000	$1,445,333	$3,807,600

(1)	In accordance with the rules of the SEC, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $12.92 per share, the closing price of the Common Stock as reported on the NYSE on December 31, 2003.
(2)	In accordance with the rules of the SEC, value realized is calculated by subtracting the exercise price ($.01 per share) from the fair market value of the underlying Common Stock on the date of exercise. The shares are subject to certain restrictions on transfer and repurchase by EMC upon certain events. See “Compensation of Executive Officers – Summary Compensation Table, Footnote 5.”

CHANGE IN CONTROL ARRANGEMENTS

EMC has entered into agreements with each Named Executive Officer providing for certain benefits in the event that such executive’s employment is terminated (1) within 24 months after a change in control of EMC or (2) during a “potential change in control period” (as defined in the agreement), in either case, by EMC (or any successor) without “cause” (as defined in the agreement) or by such executive for “good reason” (as defined in the agreement). A “change in control” includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 25% or more of the outstanding Common Stock.

Subject to the terms and conditions of the agreement, each executive is entitled to: (i) an amount equal to three times the sum of the executive’s then current annualized base salary and target annual bonus, (ii) the executive’s prorated bonus for the year, (iii) the continuation of life, disability, accident and health insurance benefits for the executive and his dependents for up to 36 months following such termination, and (iv) the acceleration of vesting for all options and other equity awards held by the executive. In addition, EMC will make “gross up” payments to the executive if any payments or benefits to be made under the agreement are subject to excise tax.

Each agreement continues in effect through June 30, 2004, subject to automatic one-year extensions thereafter unless notice is given of EMC’s or the executive’s intention not to extend the term of the agreement on or by September 30 of the preceding year; provided, however, that the agreement continues in effect for 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the agreement, either EMC or the executive may terminate such executive’s employment at any time. Each agreement terminates if either party terminates the executive’s employment before a change in control.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding EMC’s equity compensation plans as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price per share of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	201,119,279	$20.98	51,370,832	(2)
Equity compensation plans not approved by security holders	50,000	21.83	0

Total:	201,169,279	$20.98	51,370,832

(1)	Does not include an aggregate of 53,405,054 shares of Common Stock to be issued (subject to vesting) upon the exercise of outstanding option grants, with a weighted exercise price of $9.43 per share, assumed by EMC in connection with various acquisitions. The option plans relating to such outstanding options were approved by the respective security holders of the acquired companies.
(2)	Includes 9,984,208 shares of Common Stock available for future issuance under our employee stock purchase plan. Also includes up to 7,792,500 shares available for future issuance under the 2003 Stock Plan in the form of awards of restricted stock or restricted stock units.

In January 1999 and January 2002, EMC entered into Stock Option Agreements with its Clerk, pursuant to which EMC granted to such person non-qualified options to purchase 40,000 and 10,000 shares, respectively, of Common Stock. Such option grants did not receive stockholder approval. The options are exercisable in annual increments of 20% over a five-year period and will expire on the tenth anniversary of the respective dates of grant; provided, however, that if the option holder ceases to serve as an officer of EMC for any reason, the options will terminate on the date such service terminates with respect to any shares subject to the options, whether such shares are vested or unvested on such date. The exercise price for the options are $23.39 and $15.60 per share, respectively. As of December 31, 2003, an aggregate of 50,000 shares of Common Stock were issuable (subject to vesting) upon the exercise of the options.

Notwithstanding anything to the contrary set forth in any of the EMC’s filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate other filings with the SEC, including this Proxy Statement, in whole or in part, the following report, the Stock Price Performance Graph on page 27 and the Audit Committee report on page 29 shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee recommends compensation for non-management directors, evaluates and sets the compensation of the Chief Executive Officer and the Chairman, oversees the compensation program of other executive officers of the Company and monitors all general compensation programs. Each member of the Compensation Committee is an “independent director” (as defined in the Corporate Governance Listing Standards of the NYSE). The Compensation Committee met twelve times during 2003.

Executive Compensation Philosophy

The goals of EMC’s executive compensation program are to attract and retain exceptional talent, to incentivize these individuals to achieve EMC’s strategic and financial goals and to link executive compensation closely to corporate performance and returns to stockholders. A significant portion of an executive’s compensation is in the form of cash incentives, based on achievement of one or more specified performance goals. An even more significant portion of an executive’s compensation is intended to be in the form of long-term equity incentives and therefore depends on the long-term performance of the Company as reflected in the performance of EMC’s Common Stock. Thus, the overwhelming majority of an executive’s compensation is tied to individual and Company performance, and stock price performance and is at risk.

Annual Compensation Review

Each year, the Compensation Committee conducts a full review of EMC’s executive compensation program and sets the compensation for the following year. As the Committee reviews and develops the compensation program each year, one of the many factors the Committee considers is a comprehensive report from an independent compensation consultant. For 2003, the Compensation Committee retained a top ranking independent compensation consulting firm that reported directly to the Committee and that performs no services for management, to prepare the report. The report compared EMC’s executive compensation program, including base salary, incentive bonus plans, equity programs, benefits and perquisites, short and long-term stock price appreciation and other corporate performance measures, to a peer group of publicly traded high technology companies (the “Compensation Peer Group”). The report also included a review of compensation methodologies, competitive practices, best practices and trends.

The Compensation Committee annually reviews the selection of peer companies for the Compensation Peer Group. The Compensation Peer Group is generally comprised of leading high technology companies that are comparable to EMC in terms of technological innovation and risk, revenues, workforce size or historical growth rate. These companies are not necessarily limited to the information storage and management business. The Compensation Peer Group may vary from year to year based upon market conditions and changes in EMC’s business. Most of the companies in the Compensation Peer Group for 2003 are included in the S&P 500 Information Technology Sector Index, used in the Stock Price Performance Graph on page 27.

Elements of Compensation

The key elements of EMC’s executive compensation are generally base salary, bonus and long-term equity incentives. While the elements of compensation are considered separately, the Compensation Committee also considers the complete compensation package provided by EMC to the individual executive to ensure that it will be effective in motivating and incentivizing such executive and to assess its competitiveness with comparable positions at companies in the Compensation Peer Group.

•	Base Salary

Base salaries for executive officers are determined by evaluating the responsibilities of the position, the experience of the individual, and the competitive marketplace. Base salary adjustments are determined annually by evaluating the factors above, EMC’s financial performance, EMC’s achievement of certain non-financial performance measures, and the performance of the executive officer.

•	Bonus

Cash bonuses are generally based on the achievement of financial as well as strategic and tactical goals, which may be corporate or individual goals, and target dollar amounts.

For 2003, one of the primary quantitative objectives for cash bonuses for Mr. Tucci and other executives was EMC’s profitability in 2003. In addition, cash bonuses for Mr. Tucci and other executive officers for 2003 were also based on qualitative objectives, including individual performance measures and corporate or business unit performance measures, which the Committee determined to be prerequisites to the Company’s revenue growth and profitability.

•	Long-Term Equity Incentives

The purpose of EMC’s equity plans is to provide an additional incentive to certain EMC executives and employees to work to maximize stockholder value. Incentive and non-qualified stock options and restricted stock and restricted stock units may be granted under EMC’s stock plans. The awards generally vest over three to five years. Certain of such awards are eligible for accelerated vesting upon achievement of certain performance-related goals. The Compensation Committee believes that the several types of stock awards available under the 2003 Stock Plan provide it with needed flexibility to design appropriate compensation packages. During 2003, the Compensation Committee granted a blend of stock awards to the Chief Executive Officer and certain executives. The Compensation Committee intends to continue to grant stock awards to the Chief Executive Officer and certain executives with time-based vesting and vesting tied to specified corporate performance goals, as well as consider other potential innovative equity compensation practices.

The guidelines used in 2003 by the Compensation Committee in making the equity awards to Mr. Tucci and the other executive officers of EMC took into account the duties and responsibilities of the individual, individual performance, previous equity awards to such individual, and awards made to individuals in similar positions at companies in the Compensation Peer Group. In granting equity awards, the Compensation Committee also considers the total number of awards granted in a calendar year, the total number of options outstanding and their overall retentive value, and the shares reserved for future grant. In 2003, options to purchase an aggregate of approximately 29,437,000 shares, or approximately 1.2% of the number of shares of Common Stock outstanding as of December 31, 2003, were granted, net of cancellations, to employees of EMC. In 2003, awards of an aggregate of approximately 2,208,000 shares of restricted stock were granted to employees of EMC. The Committee believes it was able to maintain a relatively constant number of option grants in 2003 as compared to 2002 despite the increase in headcount, partially due to the introduction of restricted stock awards in 2003. As of December 31, 2003, the total number of options outstanding plus the shares available for future grant under EMC’s employee stock plans was approximately 295,961,000, or approximately 12.3% of the number of shares of Common Stock outstanding. As of such date, approximately 70% of such outstanding options were “in-the-money,” ie., the closing price on such date exceeded the exercise price of the option, which the Compensation Committee believes provide significant retentive value for employees.

The Compensation Committee believes that the Company’s equity program should be broad-based in order to help incentivize employees at all levels of the Company. Accordingly, during the past three fiscal years, the Compensation Committee granted approximately 79% of the total number of shares under all stock awards to employees below the Senior Vice President level, and approximately 21% to employees at the level of Senior

Vice President and above (a group of 23 individuals on average during such period). Approximately 90% of current EMC employees hold one or more stock awards. The Compensation Committee believes that stock awards will help drive superior performance by these individuals and will more closely align the interests of employees and stockholders.

CEO Compensation

In determining Mr. Tucci’s base salary for 2003, the Compensation Committee considered EMC’s financial performance, Mr. Tucci’s individual performance and base salaries of chief executive officers of companies in the Compensation Peer Group. The Compensation Committee decided to maintain Mr. Tucci’s base salary for 2003 at $1 million, the same as the 2002 level, while increasing the long-term equity incentive component of his compensation, as described below.

The Compensation Committee decided to decrease Mr. Tucci’s 2003 target cash bonus slightly from the 2002 level and to increase the long-term equity incentive component, as described below. In 2003, the majority of Mr. Tucci’s target bonus was based on EMC’s profitability and a portion was based on achievement of certain strategic goals of the Company. In 2003, Mr. Tucci exceeded the primary profitability goals set for the Company, which is reflected in the bonus awarded to Mr. Tucci by the Committee for 2003.

In January 2003, the Compensation Committee granted Mr. Tucci options to purchase 75,000 shares of Common Stock at an exercise price of $.01 per share. These options vested fully and were exercisable on the grant date. The underlying shares are subject to certain restrictions on transfer and repurchase by EMC upon certain events which lapse on the fifth anniversary of the grant date. In the event that certain earnings per share (“EPS”) targets are met, these restrictions will lapse ratably over three years from the grant date. The EPS goal for the first year was met and the restrictions on 25,000 of these shares lapsed in January 2004. In October 2003, the Committee granted Mr. Tucci options to purchase 1,120,000 shares of Common Stock at an exercise price of $13.18 per share, equal to the fair market value on the grant date. These options vest ratably over five years. In October 2003, the Committee also granted Mr. Tucci an award of 280,000 shares of restricted stock. Such shares are subject to certain restrictions on transfer and forfeiture which lapse on the fifth anniversary of the grant date. In the event certain EPS targets are met, these restrictions will lapse ratably over three years from the grant date. While the Compensation Committee decreased the total number of shares of Common Stock granted to Mr. Tucci in 2003 as compared to 2002, the grant date present value as represented in the tables set forth on pages 18 and 20 increased due to the introduction of restricted stock and the higher market value of the Common Stock on the grant date. The Compensation Committee believes that increasing the equity component of Mr. Tucci’s compensation ties his compensation more closely to long-term corporate performance and returns to stockholders.

Stock Ownership Guidelines

The Compensation Committee and the Board of Directors believes that senior management and non-management directors should hold a significant equity interest in the Company. In January 2004, EMC’s Board of Directors adopted stock ownership guidelines, contained within our Corporate Governance Guidelines, which can be found at www.emc.com/about/governance. Under these guidelines, the Chief Executive Officer and the Chairman and certain other senior executives are expected to own shares of Common Stock with a value equal to a multiple of their base salary and non-management directors are expected to own shares of Common Stock with a value equal to a multiple of their annual Board retainer.

Policy on Deductibility of Compensation

Section 162(m) of the Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists solely of “outside directors” (as defined for purposes of Section 162(m)).

The tax impact of any compensation arrangement is one factor to be considered and evaluated in the context of the Compensation Committee’s overall compensation philosophy. The Compensation Committee intends to design and implement executive officer compensation programs which will maximize EMC’s tax deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of EMC and its stockholders. However, from time to time the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such compensation is consistent with its philosophy and in the best interests of EMC and its stockholders.

Conclusion

Through the programs described above, the Compensation Committee believes that for many years, including 2003, a very significant portion of EMC’s executive compensation has been linked directly to corporate and individual performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders and to use compensation as a strategic tool to help drive the innovation, growth and profitability of EMC, with the goal of increasing stockholder value over time.

COMPENSATION COMMITTEE

Michael J. Cronin, Chairman

Windle B. Priem

Alfred M. Zeien

STOCK PRICE PERFORMANCE GRAPH

Comparison of Five Year Cumulative Total Return*

Among EMC Corporation, S&P 500 Index, S&P 500 Information and Technology Sector Index and

Peer Group SIC Code 3572 (Computer Storage Devices) Index**

The following graph compares the cumulative total stockholder return on the Common Stock during the five years ended on December 31, 2003, with the cumulative total return on the S&P 500 Index, the Peer Group SIC Code 3572 (Computer Storage Devices) Index and the S&P 500 Information Technology Sector Index. Historically, we have used the Peer Group SIC Code 3572 (Computer Storage Devices) Index as a comparison to our total stockholder return. However, this year we are replacing the Peer Group SIC Code 3572 (Computer Storage Devices) Index with the S&P 500 Information Technology Sector Index, which we believe is a more accurate reflection of our peer group. For purposes of comparison, both indices are included in the graph this year.

*	$100 invested on December 31, 1998 in EMC Common Stock, S&P 500 Index, S&P 500 Information and Technology Sector Index and the Peer Group SIC Code 3572 (Computer Storage Devices) Index, including reinvestment of dividends, if any.
**	26 companies comprise the peer group. EMC will provide a list of the peer group companies to stockholders upon request.

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

	1998	1999	2000	2001	2002	2003
EMC	$100.00	$257.06	$312.94	$65.49	$29.92	$62.96
S&P 500 Index	$100.00	$121.04	$110.02	$96.96	$75.54	$97.19
S&P 500 Information Technology Sector Index	$100.00	$178.73	$105.63	$78.32	$49.02	$72.17
Peer Group SIC Code 3572 (Computer Storage Devices) Index	$100.00	$235.78	$272.86	$74.58	$38.63	$77.87

CERTAIN TRANSACTIONS

In 2003, EMC leased certain real estate from Carruth Management LLC (“Carruth”), for which payments aggregated approximately $2,500,000. EMC assumed such leases in connection with its acquisition of Data General Corporation in 1999. John R. Egan, a Director of EMC, and his siblings are the beneficial owners of Carruth. EMC believes that the terms of this arrangement were fair and not less favorable to EMC than could have been obtained from unaffiliated parties.

In 2003, EMC purchased from Centerstone Software, Inc. (“Centerstone Software”) and Nexaweb Technologies Inc. (“Nexaweb”), upgrades to or licenses to, software products, for which payments aggregated approximately $87,000 and $180,000, respectively. John R. Egan, a Director of EMC, is Chairman of the Board of Directors of Centerstone Software and is the managing partner and general partner in a limited partnership which is a stockholder of Centerstone Software and Nexaweb. EMC believes that the terms of each of the arrangements were fair and not less favorable to EMC than could have been obtained from unaffiliated parties.

In connection with relocating to the Hopkinton, Massachusetts area, on July 22, 2002, EMC loaned Mark S. Lewis, an executive officer of EMC, $1,200,000 for the purchase of a home. The loan bears interest at a rate of 5% per year. In accordance with the terms of his employment arrangement, on each successive anniversary date of the loan over a three year period, the loan will be forgiven in increments of one-third so long as Mr. Lewis remains an employee of EMC on or prior to such respective anniversary date. In accordance with the above, in 2003, EMC forgave $400,000 of the loan. Prior to such forgiveness, the aggregate principal amount and accrued interest under the loan was $1,233,041.

In connection with EMC’s acquisition of LEGATO Systems, Inc. in October 2003, EMC assumed a loan originally made by LEGATO Systems in December 2000 to David B. Wright to repay a loan to a former employer. Mr. Wright is an executive officer of EMC. In 2003, the principal amount of the loan was $250,000 and the loan bore interest at the rate of 6.5% per year. In December 2003, pursuant to the terms of the loan, the remaining unpaid principal amount and all accrued interest under the loan, which aggregated $302,152, was forgiven.

John R. Egan, a Director of EMC, is the nephew of W. Paul Fitzgerald, a Director of EMC.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee members are W. Paul Fitzgerald, Michael J. Cronin, Gail Deegan and Alfred M. Zeien. The Audit Committee assists the Board of Directors in monitoring the integrity of EMC’s financial statements, EMC’s compliance with legal requirements and EMC’s internal and independent auditors. EMC’s management has primary responsibility for the Company’s financial statements as well as maintaining and monitoring a system of appropriate internal controls.

The Board of Directors has adopted an amended and restated charter for the Audit Committee, a copy of which is attached as Exhibit C to this Proxy Statement.

The Audit Committee has met and held discussions with management, the head of the internal audit department and PricewaterhouseCoopers LLP, EMC’s independent auditors. The Audit Committee discussed with EMC’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of EMC’s internal controls and the overall quality of EMC’s financial reporting. Management has represented to the Audit Committee that EMC’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has reviewed and discussed EMC’s audited consolidated balance sheets as of December 31, 2003 and 2002 and consolidated statements of operations, cash flows and stockholders’ equity for the three years ended December 31, 2003 with EMC’s management. The Audit Committee has discussed with EMC’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees.”

The Audit Committee has received and reviewed written disclosures and the letter from PWC required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees” (concerning matters that may affect an auditor’s independence) and has discussed with PWC its independence. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to EMC is compatible with the auditors’ independence. See “Independent Public Accountants.”

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in EMC’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

AUDIT COMMITTEE

W. Paul Fitzgerald, Chairman

Michael J. Cronin

Gail Deegan

Alfred M. Zeien

CORPORATE GOVERNANCE

EMC’s Board of Directors has adopted policies and procedures that the Board believes are in the best interests of EMC and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the listing standards of the NYSE. In particular:

•	The Board has adopted Corporate Governance Guidelines;

•	A majority of the Board is independent of EMC and management (see “Board Independence, Committees and Compensation-Board Independence” below) and all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent;

•	The Board has adopted charters for the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee of EMC;

•	EMC’s Corporate Governance Guidelines provide that non-management Directors meet in executive session without management at least twice each year and independent Directors meet in executive session at least once each year. The Chairman of the Corporate Governance and Nominating Committee acts as presiding Director for such executive sessions. In addition, the Directors meet in executive session without the Chief Executive Officer in connection with each regularly scheduled Board meeting, with the Chairman acting as presiding Director;

•	Interested parties are able to make their concerns known to non-management Directors or the Audit Committee by e-mail or by mail (see “Communications to the Board” below); and

•	EMC has a Code of Ethics (referred to as the EMC Corporation Business Conduct Guidelines) that applies to all company employees and non-employee Directors and, as part of EMC’s Corporate Compliance Program, has established a hotline available to all employees. The Audit Committee and the Office of the General Counsel have additional procedures in place for the anonymous submission of employee complaints.

Certain information relating to corporate governance matters can be viewed at www.emc.com/about/governance. Copies of EMC’s (i) Corporate Governance Guidelines, (ii) charters for the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, and (iii) Code of Ethics (Business Conduct Guidelines) are available on EMC’s website. Copies will also be provided to any stockholder upon written request to EMC Corporation, Investor Relations, 176 South Street, Hopkinton, MA 01748 or by contacting EMC Investor Relations at 508-293-6313. EMC intends to post additional information on this website from time to time as the Board adopts or revises policies and procedures.

Attendance at Annual Meeting of Stockholders

EMC’s Corporate Governance Guidelines provide that each Director is expected to attend the Annual Meeting of Stockholders. All of the then current Directors attended the 2003 Annual Meeting of Stockholders.

Communications to the Board

The Board of Directors provides a process for EMC stockholders and other interested parties to send communications directly to the non-management Directors. Any person who desires to contact the non-management Directors may do so by either:

•	writing to EMC Non-Management Directors, c/o Alertline, PMB 3767, 13950 Ballantyne Corporate Place, Charlotte, NC 28277; or

•	sending an e-mail to nonmngtdirectors@emc.com.

Communications received electronically will be accessed directly by, and communications received by mail will be forwarded directly to, the Chairman of the Corporate Governance and Nominating Committee. The Chairman of the Corporate Governance and Nominating Committee, in his discretion, will forward such communications to other Directors, members of EMC management or such other persons as he deems appropriate.

EMC’s Audit Committee also provides a process to send communications directly to the committee about EMC’s accounting, internal accounting controls or auditing matters. Any person who desires to contact the Audit Committee regarding such matters may do so by either:

•	writing to EMC Audit Committee, c/o Alertline, PMB 3767, 13950 Ballantyne Corporate Place, Charlotte, NC 28277; or

•	sending an e-mail to AuditCommitteeChairman@emc.com.

Communications received electronically will be accessed directly by, and communications received by mail will be forwarded directly to, the Chairman of the Audit Committee. The Chairman of the Audit Committee, in his discretion, will forward such communications to other directors, members of EMC management or such other persons as he deems appropriate.

BOARD INDEPENDENCE, COMMITTEES AND COMPENSATION

Board Independence

EMC’s Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with EMC): Michael J. Cronin, Gail Deegan, W. Paul Fitzgerald, Windle B. Priem, David N. Strohm and Alfred M. Zeien. The Board adopted categorical standards (the “Standards”), which can be viewed at www.emc.com/about/governance to assist it in making determinations of independence. The Directors referred to above currently meet the Standards. Therefore, in accordance with the Corporate Governance Listing Standards of the NYSE and the Standards, the above-referenced directors are independent.

Board Meetings

During the fiscal year ended December 31, 2003, EMC’s Board of Directors held ten meetings. Each Director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served and which were held during the period in which he or she was a Director of EMC.

Committees of the Board

The Board of Directors has established five standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Mergers and Acquisitions Committee and the Stock Repurchase and Bond Redemption Oversight Committee. The membership of each is listed below.

Audit	Compensation	Corporate Governance and Nominating	Mergers and Acquisitions	Stock Repurchase and Bond Redemption Oversight
W. Paul Fitzgerald*	Michael J. Cronin*	Windle B. Priem*	John R. Egan*	Joseph M. Tucci*
Michael J. Cronin	Windle B. Priem	Gail Deegan	Michael J. Cronin	W. Paul Fitzgerald
Gail Deegan	Alfred M. Zeien	David N. Strohm**	Michael C. Ruettgers
Alfred M. Zeien			David N. Strohm**
Joseph M. Tucci

*	Chairman
**	Mr. Strohm was elected to the Corporate Governance and Nominating Committee in October 2003 and to the Mergers and Acquisitions Committee in December 2003.

•    Audit Committee: The Audit Committee held twelve meetings in 2003. This committee reviews with management and EMC’s auditors EMC’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the auditors on EMC’s financial statements and its accounting controls and procedures, EMC’s worldwide corporate compliance program, the independence of EMC’s auditors, the other matters as set forth in its charter, as adopted by the Board of Directors, and such other matters as the committee deems appropriate. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of EMC’s independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for EMC and pre-approves all such audit, review or attest engagements. The Audit Committee also pre-approves non-audit services to be performed by its independent auditors in accordance with the committee’s pre-approval policy.

The Board of Directors has determined that each member of the Audit Committee is an “independent director” (as defined in the Corporate Governance Listing Standards of the NYSE). Each such member also meets the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, except as set forth below, each member of the Audit Committee satisfied the criteria for independence for Audit Committee members set forth in the listing standards of the NYSE that applied to the Company during 2003. Mr. Fitzgerald did not satisfy the independence criteria during a portion of 2003 due to the fact that his brother-in-law, Richard J. Egan, was an executive officer of EMC through January 17, 2001. Mr. Fitzgerald was nevertheless eligible pursuant to the NYSE listing standards to continue to serve as a member of the Audit Committee because the Board of Directors determined that Mr. Fitzgerald’s membership on the Audit Committee is required by the best interests of EMC and its stockholders. The Board of Directors believes that Mr. Fitzgerald is particularly well suited to serve on the Audit Committee. He served as principal financial officer of EMC from 1985 to 1988 and as chief financial officer of EMC from 1988 to 1995, thereby gaining unparalleled knowledge and understanding of the complex worldwide business and financial operations of EMC. Furthermore, Mr. Fitzgerald has maintained his independence from EMC since his retirement as an employee of EMC in 1995. As a result, the Board of Directors believes that Mr. Fitzgerald is in a unique position to fulfill his oversight duties and responsibilities on the Audit Committee. The Board of Directors has determined, in accordance with the rules of the SEC, that each of Ms. Deegan and Mr. Fitzgerald is an “audit committee financial expert.”

•    Compensation Committee:  The Compensation Committee held twelve meetings in 2003. This committee recommends compensation for non-employee directors, evaluates and sets compensation for the Chairman of the Board and the Chief Executive Officer, oversees the compensation program for executive officers and monitors all general compensation programs. This committee also approves transactions under EMC’s equity plans and has the authority to administer and interpret the provisions of the Company’s equity, deferred compensation and other plans. Each member of this committee is an “independent director” (as defined in the Corporate Governance Listing Standards of the NYSE).

•    Corporate Governance and Nominating Committee:  The Corporate Governance and Nominating Committee was established in April 2003 and held three meetings in 2003. This committee oversees and advises the Board of Directors with respect to corporate governance matters and assists the Board of Directors in identifying and recommending qualified Board candidates. The committee also makes recommendations to the Board of Directors with respect to assignments to committees of the Board and oversees the evaluation of the Board and its committees. Each member of this committee is an “independent director” (as defined in the Corporate Governance Listing Standards of the NYSE).

The Corporate Governance and Nominating Committee identifies Board candidates through numerous sources, including recommendations from Directors, executive officers and stockholders of EMC, as well as through engagements with executive search firms. The committee has engaged the executive search firm of Heidrick & Struggles to assist the committee in identifying and evaluating potential candidates. The Corporate Governance and Nominating Committee evaluates identified Board candidates based on the criteria established by and periodically reviewed by the committee. The committee seeks to identify those individuals most qualified to serve as Board members and will consider many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of any committees of the Board, and the candidate’s willingness to devote substantial time and effort to Board responsibilities. Selected candidates are interviewed by members of the committee and certain other Board members. Based on the foregoing, the Corporate Governance and Nominating Committee makes recommendations to the Board with respect to director nominees.

EMC stockholders may recommend individuals to the Corporate Governance and Nominating Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the EMC Corporate Governance and Nominating Committee, 176 South Street, Hopkinton, Massachusetts 01748. Assuming that the appropriate information has been timely provided, the committee will consider these candidates substantially in the same manner as it considers other Board candidates it identifies.

EMC stockholders also have the right to nominate director candidates without any action on the part of the Corporate Governance and Nominating Committee or the Board, by following the advance notice provisions of EMC’s By-laws as described under “Advance Notice Procedures” on page 3 of this Proxy Statement.

At the Annual Meeting, you will be asked to elect David N. Strohm to the Board of Directors to serve for a three-year term as a Class II Director. Mr. Strohm was appointed to the Board of Directors in October 2003. He was originally identified and recommended as a potential Director to the Corporate Governance and Nominating Committee by an executive officer of EMC during EMC’s evaluation of an acquisition of LEGATO Systems, Inc., of which Mr. Strohm was a director. Upon the recommendation of the committee, the Board of Directors voted in October 2003 to appoint Mr. Strohm as a Class II Director whose term expires at the Annual Meeting. In connection with the Annual Meeting, the Corporate Governance and Nominating Committee recommended to the Board of Directors that Mr. Strohm be included as a nominee and the Board of Directors determined to include Mr. Strohm as a nominee for Class II Director.

•     Mergers and Acquisitions Committee:  The Mergers and Acquisitions Committee held thirteen meetings in 2003. This committee reviews with EMC management potential acquisitions and investments.

•    Stock Repurchase and Bond Redemption Oversight Committee:  The Stock Repurchase and Bond Redemption Oversight Committee held two meetings in 2003. This committee oversees and reviews with management any common stock repurchase program which may exist from time to time, and the redemption of any of EMC’s bonds or convertible notes which may be outstanding from time to time.

Director Compensation

EMC compensates each Director who is not an employee of the Company as follows:

•	Cash Compensation

•	Board Meetings
•	an annual retainer of $30,000
•	a fee of $3,000 for each in-person meeting
•	a fee of $1,500 for each telephonic meeting

•	Committee Meetings
•	an annual retainer for the Audit Committee Chair of $10,000
•	an annual retainer for all other committee chairs of $5,000
•	a fee of $1,000 for each in-person meeting
•	a fee of $750 for each telephonic meeting

•	Equity Compensation

On July 30, 2003, pursuant to EMC’s 1992 Directors Plan, as amended (the “Directors Plan”), Michael C. Cronin, Gail Deegan, John R. Egan, W. Paul Fitzgerald, Windle B. Priem and Alfred M. Zeien each received a grant of options to purchase 20,000 shares of Common Stock at an exercise price equal to $10.05 per share, the fair market value of a share of Common Stock on the grant date. Such options will become exercisable on the one-year anniversary of the grant date.

On October 20, 2003, pursuant to the Directors Plan, David N. Strohm received a grant of options to purchase 20,000 shares of Common Stock at an exercise price equal to $12.92 per share, the fair market value of a share of Common Stock on the grant date. Such options will become exercisable on the one-year anniversary of the grant date.

Under the Directors Plan, each Eligible Director (as defined below) is awarded an option to purchase up to 30,000 shares of Common Stock on or about the date of the first annual meeting of stockholders following the date upon which he or she joined the Board of Directors, subject to the conditions of the plan (a “formula option”). The exercise price for each option granted under the Directors Plan is the price per share determined by the Compensation Committee or the Board of Directors at the time the option is granted, which price shall not be less than 50% of the fair market value per share of Common Stock on the date of grant. Formula options become exercisable in annual one-third increments on the first three anniversaries of the date of grant. The Directors Plan also provides for the granting of discretionary, non-formula based options to Eligible Directors. Such non-formula based options may be on terms determined by the Compensation Committee or the Board of Directors not inconsistent with the Directors Plan.

If the amendment to the 2003 Stock Plan is approved by EMC stockholders at the Annual Meeting, then EMC’s practice will be to provide equity awards to each Director who (1) is not an employee of EMC or (2) is not a five percent stockholder of EMC or a person in control of such a stockholder (an “Eligible Director”) as follows:

•	Every three years (commencing on or about the date of the Annual Meeting), each Eligible Director will be granted:
•	an option to purchase up to 30,000 shares of Common Stock under the Directors Plan, which option will be exercisable in annual one-third increments on the first three anniversaries of the date of grant; and
•	an award of restricted stock and/or restricted stock units of up to 30,000 shares of Common Stock under the 2003 Stock Plan, which award will vest in annual one-third increments on the first three anniversaries of the date of grant.

•	For each Eligible Director who joins the Board subsequent to the date of the Annual Meeting, such Director will be granted on or about the date of the first annual meeting of stockholders following the date upon which he or she joined the Board of Directors, and every three years thereafter:
•	a formula option, as described above; and
•	an award of restricted stock and/or restricted stock units of up to 30,000 shares of Common Stock under the 2003 Stock Plan, which award will vest in annual one-third increments on the first three anniversaries of the date of grant.

Directors are eligible to participate in EMC’s Executive Deferred Compensation Retirement Plan, a non-qualified retirement savings plan. Under the plan, a Director may elect to defer director’s fees and gains from the exercise of stock options.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in EMC’s Proxy Statement for the 2005 Annual Meeting of Stockholders, stockholder proposals must be received at EMC’s principal executive offices no later than November 12, 2004. Stockholder proposals should be addressed to: EMC Corporation, 176 South Street, Hopkinton, MA 01748, Attn: Paul T. Dacier, Senior Vice President, General Counsel and Assistant Clerk.

INDEPENDENT PUBLIC ACCOUNTANTS

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent auditor, billed to us for each of the last two fiscal years.

	Audit Fees	Audit- Related Fees[1]	Tax Fees[2]	All Other Fees
2003	$2,676,698	$997,364	$1,779,752	$—
2002	$2,575,557	$205,218	$2,170,328	$—

[1]	Includes for 2003, employee benefit plan compliance, acquisition-related support, readiness testing under Section 404 of the Sarbanes-Oxley Act of 2002 and other technical, financial reporting and compliance services. Includes for 2002, employee benefit plan compliance and other technical, financial reporting and compliance services.
[2]	Includes tax compliance and tax consulting services in 2003 and 2002. For 2003 and 2002, tax compliance fees aggregated $442,807 and $558,052, respectively.

Pre-Approval of Audit and Non-Audit Services

During 2003, the Audit Committee pre-approved all audit, review and attest services performed by PWC.

In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee pre-approves specified non-audit services up to an aggregate dollar amount and approves on an engagement by engagement basis any individual engagement in excess of $200,000. The Audit Committee has delegated to its Chairman the authority to pre-approve any specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decisions of the Chair to pre-approve non-audit services shall be presented to the Audit Committee at its next scheduled meeting. During 2003, the Audit Committee pre-approved all non-audit services in accordance with the policy set forth above.

EMC expects that representatives of PWC will be present at the Annual Meeting, and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires EMC’s executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with all copies of Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, EMC believes that during the fiscal year ended December 31, 2003, all filing requirements were complied with in a timely fashion, except that John R. Egan filed a Form 5 relating to the acquisition of 5,048 shares of Common Stock in connection with EMC’s acquisition of LEGATO Systems, Inc in October 2003.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of EMC’s 2004 Proxy Statement and Annual Report on Form 10-K for 2003 to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save EMC the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by contacting Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you address your written request to EMC Corporation, Investor Relations, 176 South Street, Hopkinton, MA 01748 or contact EMC Investor Relations at 508-293-6313.

EXHIBIT A

EMC CORPORATION

2003 STOCK PLAN,

as amended

1.    Definitions.

As used herein, the following words or terms have the meanings set forth below.

1.1    “Award” means Options, Restricted Stock or Restricted Stock Units, or any combination thereof.

1.2    “Board of Directors” means the Board of Directors of the Company.

1.3    “Code” means the U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

1.4    “Committee” means the Committee appointed by the Board of Directors to administer the Plan or the Board of Directors as a whole if no appointment is made, provided that, if any member of the Committee does not qualify as both an outside director for purposes of Section 162(m) of the Code and a non-employee director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee of the Committee to act as the Committee for purposes of granting or approving the payment of any Awards.

1.5    “Common Stock” means the common stock, par value $.01 per share, of the Company.

1.6    “Company” means EMC Corporation, a corporation established under the laws of The Commonwealth of Massachusetts.

1.7    “Fair Market Value” in the case of a share of Common Stock on a particular date, means the fair market value as determined from time to time by the Board of Directors or, where appropriate, by the Committee, taking into account all information which the Board of Directors, or the Committee, considers relevant.

1.8    “Incentive Stock Option” means an Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

1.9    “Option” means a stock option entitling the holder to acquire shares of Common Stock upon payment of the exercise price.

1.10    “Participant” means a person who is granted an Award under the Plan.

1.11    “Performance Award” means an Award granted by the Committee pursuant to Section 6.11.

1.12    “Performance Criteria” means any or any combination of the following areas of performance (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, geographical, project, product or individual basis or in combinations thereof): sales; revenues; assets; expenses; income; profit margins; earnings before or after any deductions and whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory; organizational realignments; infrastructure changes; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of products or services; customer acquisition or retentions; acquisitions or divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split ups and the like; reorganizations; strategic investments or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. Performance Criteria and any Performance Goals with respect thereto need not be based upon any increase, a positive or improved result or avoidance of loss.

1.13    “Performance Goal” means an objectively determinable performance goal established by the Committee with respect to a given Performance Award that relates to one or more Performance Criteria.

1.14    “Performance Period” means a time period (which may be subdivided into performance cycles of no less than three months) during which the Performance Goals established in connection with Performance Awards must be met. Performance Periods shall, in all cases, exceed three (3) months in length.

1.15    “Plan” means the EMC Corporation 2003 Stock Plan, as from time to time amended and in effect.

1.16    “Restricted Stock” means Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of specified conditions.

1.17    “Restricted Stock Unit” means a right to receive Common Stock in the future, with the right to future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of specified conditions.

1.18    “Service Relationship” means (a) for an employee of the Company or its Subsidiaries, such person’s employment relationship with the Company or its Subsidiaries, (b) for a consultant or advisor of the Company or its Subsidiaries, such person’s consulting or advisory relationship with the Company or its Subsidiaries, and (c) for an Eligible Director (as defined in Section 5), such person’s membership on the Board of Directors.

1.19    “Stock Award” means an Award of Restricted Stock or Restricted Stock Units, or any combination thereof.

1.20    “Subsidiary” or “Subsidiaries” means a corporation or corporations in which the Company owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock.

1.21    “Ten Percent Stockholder” means any person who, at the time an Award is granted, owns or is deemed to own stock (as determined in accordance with Sections 422 and 424 of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or a subsidiary.

2.    Purpose.

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of incentive Awards.

3.    Administration.

3.1    The Plan shall be administered by the Committee and, to the extent provided herein, the Board of Directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

3.2    Subject to the provisions set forth herein, the Committee shall have full authority to determine the provisions of Awards to be granted under the Plan. Subject to the provisions set forth herein, the Committee shall have full authority to interpret the terms of the Plan and of Awards granted under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan.

3.3    The decision of the Committee or the Board of Directors, as applicable, on any matter as to which the Committee or the Board of Directors, as applicable, is given authority under Section 3.2 shall be final and binding on all persons concerned.

3.4    Nothing in the Plan shall be deemed to give any officer or employee, or his legal representatives or assigns, any right to participate in the Plan, except to such extent, if any, as the Committee or the Board, as applicable, may have determined or approved pursuant to the provisions of the Plan.

4.    Shares Subject to the Plan; Limitations.

4.1    Number of Shares. The maximum number of shares of Common Stock that may be delivered in satisfaction of Awards granted under the Plan shall be 100,000,000, subject to adjustment in accordance with the provisions of Section 7.1 (such shares may hereinafter be referred to as the “Authorized Shares”). In applying this limitation, the number of shares delivered upon exercise of an Award shall be determined net of any shares actually or constructively transferred by the Award holder to the Company (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

4.2    Reacquired Shares. If any Award granted under the Plan terminates without having been exercised in full (including an Award which terminates by agreement between the Company and the Participant), or if shares of Common Stock are reacquired by the Company upon the rescission of an exercise of an Award, the number of shares of Common Stock as to which an Award has not been exercised prior to termination, or has been reacquired upon the rescission of an Award, shall be available for future grant within the limits set forth in Section 4.1.

4.3    Type of Shares. Common Stock delivered by the Company under the Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company. No fractional shares of Common Stock will be delivered under the Plan.

4.4    Limit on Shares for Stock Awards. No more than twenty percent (20%) of the Authorized Shares may be issued pursuant to Stock Awards.

4.5    Limit on Shares for Performance Awards. No more than 2,000,000 shares may be allocated to the Performance Awards that are granted to any individual Participant during any 12 month period. This limit shall not be adjusted by the cancellation, forfeiture, termination, expiration, or lapse of any Performance Award prior to its payment.

5.    Eligibility and Participation.

The Committee will select Participants from among those key employees of, and consultants and advisors to, the Company or its Subsidiaries who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company and its Subsidiaries. Members of the Board of Directors (i) who are not employees of the Company or its Subsidiaries and (ii) who are not holders of more than 5% of the outstanding shares of Common Stock or persons in control of such holder(s) (“Eligible Directors”) will be eligible Participants under the Plan and will be eligible to receive Stock Awards pursuant to Section 6.10.4. Eligibility for Incentive Stock Options is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.    Awards.

6.1    General. The Plan provides for the grant of Awards, which may be in the form of Options, Restricted Stock and Restricted Stock Units. The Committee will determine the terms and conditions of all Awards, subject to the limitations provided herein. The Plan also provides for the grant of Performance Awards under Section 6.11. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, grant Awards under the Plan containing performance-related goals that do not constitute Performance Awards, do not comply with Section 6.11, are not subject to the limitation set forth in Section 4.5, and are not granted or administered to comply with the requirements of Section 162(m) of the Code.

6.2    Participants. From time to time while the Plan is in effect, the Committee may, in its absolute discretion, select from among the persons eligible to receive Awards (including persons to whom Awards were previously granted) those Participants to whom Awards are to be granted; provided, however, that Eligible Directors shall only be granted Stock Awards pursuant to Section 6.10.4.

6.3    Award Agreements. Each Award granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain such provisions relating to exercise and other matters as are required of “incentive stock options” under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

6.4    Non-Transferability of Awards. No Award may be transferred by the Participant otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the Participant’s lifetime the Award may be exercised only by him or her; provided, however, that the Committee, in its discretion, may allow for transferability of Awards by the Participant to “Immediate Family Members.” “Immediate Family Members” means children, grandchildren, spouse or common law spouse, siblings or parents of the Participant or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant. Any Awards that are transferable are further conditioned on the Participant and Immediate Family Members agreeing to abide by the Company’s then current Award transfer guidelines.

6.5    Exercise; Vesting; Lapse of Restrictions. The Committee may determine the time or times at which (a) an Award will become exercisable, (b) an Award will vest or (c) the restrictions to which an Award is subject will lapse. In the case of an Award that becomes exercisable, vests or has restrictions which lapse in installments, the Committee or the Board of Directors may later determine to accelerate the time at which one or more of such installments may become exercisable or vest or at which one or more restrictions may lapse; provided, however, that the Committee or the Board of Directors may not accelerate the vesting or lapse of one or more restrictions with respect to a Stock Award if such action would cause such Stock Award to fully vest in a period of time that is less than the applicable minimum period set forth in Section 6.10.3.

6.5.1    Determination of the Exercise Price. The Committee will determine the exercise price, if any, of each Award requiring exercise. Notwithstanding the foregoing, the exercise price per share of Common Stock for an Option shall be not less than 100% (110% in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) of the Fair Market Value per share on the date the Option is granted.

6.5.2    Additional Conditions. The Committee or the Board of Directors may at the time of grant condition the exercise of an Award upon agreement by the Participant to subject the Common Stock to any restrictions on transfer or repurchase rights in effect on the date of exercise, upon representations regarding the continuation of a Service Relationship and upon other terms not inconsistent with this Plan. Any such conditions shall be set forth in the Award agreement or other document evidencing the Award.

6.5.3    Manner of Exercise. Any exercise of an Award shall be in writing signed by the proper person and delivered or mailed to the office of Stock Option Administration of the Company, accompanied by an appropriate exercise notice and payment in full for the number of shares in respect to which the Award is exercised, or in such other manner as may be from time to time prescribed by the Committee, including, without limitation, pursuant to electronic, telephonic or other instructions to a third party administrating the Plan. In the event an Award is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Award has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock thereunder until the Company is satisfied that the person or persons exercising the Award is or are the duly appointed executor or administrator of the deceased Participant or the person or persons to whom the Award has been transferred by the Participant’s will or by the applicable laws of descent and distribution.

6.5.4    Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Committee may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Committee, or, if so permitted by the Committee, (i) through the delivery of shares of Common Stock that have been outstanding for at least six months (unless the Committee approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Committee, (iii) through a broker-assisted exercise program acceptable to the Committee, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Common Stock issued under an Award are part of an original issue of shares, the Award will require that at least so much of the exercise price as equals the par value of such shares be paid in a type of consideration that is lawful for the payment of par value under applicable law. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Committee may prescribe.

6.5.5    Period of Awards. An Award shall be exercisable during such period of time as the Committee may specify, but in the case of an Incentive Stock Option not after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the Option is granted.

6.6    Termination of Awards. Unless the Award by its terms or the Committee or Board of Directors by resolution shall expressly provide otherwise:

6.6.1    Termination of a Participant’s Service Relationship by Reason of Death. If a Participant’s Service Relationship terminates by reason of death, (a) all Options held by the Participant shall vest fully on the date that the Participant’s Service Relationship terminates by reason of death without regard to whether any applicable vesting requirements have been fulfilled, and (b) all Stock Awards held by the Participant shall vest fully on the date that the Participant’s Service Relationship terminates by reason of death without regard to whether any applicable vesting requirements have been fulfilled and/or all restrictions shall fully lapse as of such date without regard to whether any applicable requirements have been fulfilled. All Awards may be exercised by the Participant’s executor or administrator or the person or persons to whom the Awards are transferred by will or the applicable laws of descent and distribution at any time or times within three years after the date of the Participant’s death. Unexercised Options shall expire automatically at the end of such three-year period.

6.6.2    Termination of a Participant’s Service Relationship by Reason of Disability. If a Participant’s Service Relationship terminates by reason of “Disability” (as defined below), (a) all Options held by the Participant shall vest fully on the date that the Participant’s Service Relationship terminates by reason of Disability (the “Disability Date”) without regard to whether any applicable vesting requirements have been fulfilled, and (b) all Stock Awards held by the Participant shall vest fully on the Disability Date without regard to whether any applicable vesting requirements have been fulfilled and/or all restrictions shall fully lapse as of such date without regard to whether any applicable requirements have been fulfilled. All such Options may be exercised by the Participant at any time or times within three years after the Disability Date. Unexercised Options shall expire automatically at the end of such three-year period. Notwithstanding the foregoing, in the event the Participant fails to exercise an Incentive Stock Option within twelve months after the Disability Date, such Option shall remain exercisable at any time or times within three years after the Disability Date but will be treated as an Option that does not qualify as an Incentive Stock Option. “Disability” means the disability of the Participant within the meaning of Section 22(e)(3) of the Code.

6.6.3    Termination of a Participant’s Service Relationship by Reason of Retirement. If a Participant’s Service Relationship terminates by reason of “Retirement” (as defined below), (a) all Options held by the Participant shall continue to vest and be exercisable in accordance with the terms and conditions thereof as if the Participant’s Service Relationship had not terminated, and (b) all Stock Awards held by the Participant shall continue to vest and/or be subject to applicable restrictions and the requirements for the lapse thereof in accordance with the terms and conditions of the Stock Awards as if the Participant’s Service Relationship had not terminated. Notwithstanding the foregoing, if (a) an Option provides for vesting or exercisability upon the fulfillment or satisfaction of certain specified goals or conditions (other than time-based vesting or restrictions), or (b) a Stock Award provides for vesting or the lapse of restrictions upon the fulfillment or satisfaction of certain specified goals or conditions (other than time-based vesting or restrictions), then subsequent to the Retirement Date, the unvested or restricted portion of an Award shall no longer be subject to such vesting or lapse of restrictions based upon such specified goals or conditions and instead shall be subject only to the time-based vesting or restrictions set forth in the Award. All Awards may be exercised by the Participant at any time or times in accordance with the terms and conditions thereof (including any applicable vesting schedule or restrictions). Notwithstanding the foregoing, in the event the Participant fails to exercise an Incentive Stock Option within three months after the Retirement Date, such Option shall remain exercisable but will be treated as an Option that does not qualify as an Incentive Stock Option. “Retirement” means for an employee, consultant or advisor of the Company or any of its Subsidiaries, the voluntary retirement by a Participant from service as an employee, consultant or advisor of the Company or any of its Subsidiaries (A) after the Participant has attained at least fifty-five years of age and at least five years of continuous service as an employee, consultant or advisor of the Company or any of its Subsidiaries or (B) after the Participant has attained at least twenty years of continuous service as an employee, consultant or advisor of the Company or any of its Subsidiaries.

6.6.4    Termination of a Participant’s Service Relationship for any Other Reason. If a Participant’s Service Relationship terminates for any reason other than his death, Disability or Retirement, all Awards held by the Participant shall thereupon expire at 5 p.m. United States eastern time on the date of termination unless the Award by its terms, or the Committee or the Board of Directors by resolution, shall expressly allow the Participant to exercise any or all of the Awards held by him after termination; provided, that notwithstanding any such express allowance, any such Award which is an Incentive Stock Option and remains exercisable after termination shall be treated as an Option that does not qualify as an Incentive Stock Option after three months following such termination. The Company shall have the sole discretion to set the date of termination for purposes of the Plan, without regard to any notice period or other obligation under the applicable laws of the jurisdiction where the Participant is employed or engaged. If the Committee or the Board of Directors so decides, an Award may provide that a leave of absence granted by the Company or any Subsidiary is not a termination of a Service Relationship for the purpose of this Section 6.6.4, and in the absence of such a provision the Committee may in any particular case determine that such a leave of absence is not a termination of a Service Relationship for such purpose. The Committee shall also determine all matters relating to whether a Service Relationship is continuous, including, for example and without limitation, in the event the Service Relationship changes from an employment relationship to a consulting or advisory relationship.

6.6.5    The provisions of Sections 6.6.1, 6.6.2 and 6.6.3 shall not apply to Awards held by a Participant who engages or has engaged in Detrimental Activity (as defined in Section 6.7).

6.6.6    Notwithstanding anything in this Section 6.6 to the contrary, (i) no Award granted under the Plan may be exercised beyond the date on which such Award would otherwise expire pursuant to the terms thereof, and (ii) no Incentive Stock Option granted under the Plan may be exercised after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the Incentive Stock Option was granted.

6.7    Cancellation and Rescission of Awards. The following provisions of this Section 6.7 shall apply to Awards granted to (i) Participants who are classified by the Company or a Subsidiary as an executive officer, senior officer, or officer (collectively, “Officers”) of the Company or a Subsidiary, (ii) Participants who are Eligible Directors, and (iii) certain other Participants designated by the Committee or the Board of Directors to be subject to the terms of this Section 6.7 (such designated Participants together with Officers and Eligible Directors referred to collectively as “Senior Participants”). The Committee or the Board of Directors may cancel, rescind, suspend or otherwise limit or restrict any unexpired Award at any time if the Senior Participant engages in “Detrimental Activity” (as defined below). Furthermore, in the event a Senior Participant engages in Detrimental Activity at any time prior to or during the six months after any exercise of an Award, lapse of a restriction under an Award or delivery of Common Stock pursuant to an Award, such exercise, lapse or delivery may be rescinded until the later of (i) two years after such exercise, lapse or delivery or (ii) two years after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Senior Participant to (i) deliver and transfer to the Company the shares of Common Stock received by the Senior Participant upon such exercise, lapse or delivery, (ii) pay to the Company an amount equal to any realized gain received by the Senior Participant from such exercise, lapse or delivery, or (iii) pay to the Company an amount equal to the market price (as of the exercise, lapse or delivery date) of the Common Stock acquired upon such exercise, lapse or delivery minus the respective price paid upon exercise, lapse or delivery, if applicable. The Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Senior Participant by the Company. Further, if the Company commences an action against such Senior Participant (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Senior Participant engaged in Detrimental Activity or otherwise violated this Section 6.7, the Senior Participant shall reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees. As used in this Section 6.7, “Detrimental Activity” shall include: (i) the failure to comply with the terms of the Plan or certificate or agreement evidencing the Award; (ii) the failure to comply with any term set forth in the Company’s Key Employee Agreement (irrespective of whether the Senior Participant is a party to the Key Employee Agreement); (iii) any activity that results in termination of the Senior Participant’s Service Relationship for cause; (iv) a violation of any rule, policy, procedure or guideline of the Company; or (v) the Senior Participant being convicted of, or entering a guilty plea with respect to a crime whether or not connected with the Company.

6.8    Tax Withholding.

6.8.1    In the case of an Award that is not an Incentive Stock Option, the Committee shall have the right to require the individual exercising the Award to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or to make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Common Stock pursuant to the exercise of the Award. In the case of an Incentive Stock Option, if at the time the Incentive Stock Option is exercised the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Common Stock received upon exercise, the Committee may require as a condition of exercise that the individual exercising the Incentive Stock Option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 422(a)(1) of the Code and the regulations thereunder) of Common Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

6.8.2    In the case of an Award that is exercised by an individual that is subject to taxation in a foreign jurisdiction, the Committee shall have the right to require the individual exercising the Award to remit to the Company an amount sufficient to satisfy any tax or withholding requirement of that foreign jurisdiction (or to make other arrangements satisfactory to the Company with regard to such taxes prior to the delivery of any Common Stock pursuant to the exercise of the Award).

6.9    Options.

6.9.1    No Incentive Stock Option may be granted under the Plan after January 29, 2013, but Incentive Stock Options previously granted may extend beyond that date.

6.9.2    Each eligible Participant may be granted Incentive Stock Options only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any related corporation, such Incentive Stock Options do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in Fair Market Value (determined at the time the Incentive Stock Options were granted) of Common Stock in that year. Any Options granted to an employee in excess of such amount will be granted as non-qualified Options.

6.10 Stock Awards.

6.10.1    Rights as a Stockholder. Subject to any restrictions applicable to the Award, the Participant holding Restricted Stock, whether vested or unvested, shall be entitled to enjoy all stockholder rights with respect to such Restricted Stock, including the right to receive dividends and to vote the shares.

6.10.2    Stock Certificates; Legends. Certificates representing shares of Restricted Stock shall bear an appropriate legend referring to the restrictions to which they are subject, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. The certificates representing shares of Restricted Stock may be held by the Company until the restrictions to which they are subject are satisfied.

6.10.3    Minimum Vesting Periods. Subject to Sections 6.6.1, 6.6.2, and 7.2, (a) Stock Awards that vest by the passage of time only shall not vest fully in less than three (3) years after the date of grant, and (b) Stock Awards that vest upon the achievement of performance goals shall not vest fully in less than one (1) year after the date of grant.

6.10.4    Grant of Stock Awards to Eligible Directors.

(a)    Each Eligible Director who is a director on the date of stockholder approval of the amendment to the Plan adding this Section 6.10.4 shall be granted a Stock Award for up to 30,000 shares of Common Stock on or about the date of the annual meeting of stockholders of the Company at which such approval is given by the stockholders of the Company.

(b)    Following stockholder approval of the amendment to the Plan adding this Section 6.10.4, each Eligible Director who joins the Board of Directors shall be granted a Stock Award for up to 30,000 shares of Common Stock on or about the date of the first annual meeting of stockholders of the Company following the date upon which he or she joined the Board of Directors.

(c)    Each Eligible Director shall be granted a Stock Award for up to 30,000 shares of Common Stock on or about the date of the third annual meeting of stockholders of the Company following the annual meeting of stockholders of the Company on or about whose occurrence such Eligible Director was previously granted a Stock Award pursuant to this Section 6.10.4.

6.11    Performance Awards.

6.11.1    Recipients of Performance Awards. The Committee may grant Performance Awards to any Participant. Each Performance Award shall contain the Performance Goals for the Award, including the Performance Criteria, the target and maximum amounts payable, and such other terms and conditions of the Performance Award as the Committee in its discretion establishes. In the case of Performance Awards to any Participant whom the Committee determines is or may become a “covered employee” within the meaning of Section 162(m) of the Code during the Performance Period or before payment of the Performance Award, each such Performance Award may, in the Committee’s sole discretion, be granted and administered to comply with the requirements of Section 162(m) of the Code. Each such Performance Award to a covered employee shall be confirmed by, and be subject to, a Performance Award agreement.

6.11.2    Establishment of Performance Goals. The Committee shall establish the Performance Goals for Performance Awards. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Awards. The Committee may increase, but not decrease, any Performance Goal during a Performance Period for any “covered employee” within the meaning of Section 162(m) of the Code. The Performance Goals for any Performance Award for any such “covered employee” shall be made not later than 90 days after the start of the Performance Period to which the Performance Award relates and (for Performance Periods shorter than one year) prior to the completion of 25 percent (25%) of such period.

6.11.3    No Discretion to Increase Performance Awards. The Committee shall establish for each Performance Award the amount of Common Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. The Committee shall make all determinations regarding the achievement of any Performance Goals. The Committee may not increase the Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals, but may reduce or eliminate the payments, except as provided in the terms of the Performance Award.

6.11.4    Certification of Achievement of Performance Goals. The actual payments of Common Stock to a Participant under a Performance Award will be calculated by applying the achievement of Performance Criteria to the Performance Goal. In the case of any Performance Award to a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall make all calculation of actual payments of Common Stock and shall certify in writing prior to the payment of the Performance Award the extent, if any, to which the Performance Goals have been met; provided, however, that the Committee shall not be required to certify the extent to which the Performance Goals have been met if the payments under the Performance Award are attributable solely to the increase in the price of the Common Stock.

6.11.5    Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The Committee may permit the Participants to elect to defer, or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

6.12    Authority of the Committee. Subject to the provisions of Section 9, the Committee shall have the authority, either generally or in any particular instance, to waive compliance by a Participant with any obligation to be performed by him under an Award and to waive any condition or provision of an Award, except that the Committee may not (a) increase the total number of shares covered by any Incentive Stock Option (except in accordance with Section 7), (b) reduce the exercise price per share of any Incentive Stock Option (except in accordance with Section 7) or (c) extend the term of any Incentive Stock Option to more than ten years.

6.13    Listing of Common Stock, Withholding and Other Legal Requirements. The Company shall not be obligated to deliver any Common Stock until all federal, state and international laws and regulations which the Company may deem applicable have been complied with, nor, in the event the outstanding Common Stock is at the time listed upon any stock exchange, until the stock to be delivered has been listed or authorized to be added to the list upon official notice of issuance to such exchange. In addition, if the shares of Common Stock subject to any Award have not been registered in accordance with the Securities Act of 1933, as amended, the Company may require the person or persons who wishes or wish to exercise such Award to make such representation or agreement with respect to the sale of Common Stock acquired on exercise of the Award as will be sufficient, in the opinion of the Company’s counsel, to avoid violation of said Act, and may also require that the certificates evidencing said Common Stock bear an appropriate restrictive legend.

7.    Effect of Certain Transactions.

7.1    Changes to Common Stock. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock that becomes effective after the adoption of the Plan by the Board of Directors, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock for which Awards may thereafter be granted hereunder, (ii) the number and kind of shares of stock remaining subject to each Award outstanding at the time of such change and (iii) the exercise price of each Award, if applicable. The Committee’s determination shall be binding on all persons concerned. References in the Plan to shares of Common Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.1.

7.2    Merger or Consolidation. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any Award granted hereunder shall pertain and apply to the securities which a holder of the number of shares of stock of the Company then subject to the Award is entitled to receive, but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are so converted or exchanged shall cause every Award hereunder to terminate; provided that if any such dissolution, liquidation, merger or consolidation is contemplated, the Company shall either (a) arrange for any corporation succeeding to the business and assets of the Company to issue to the Participants replacement Awards (which, in the case of Incentive Stock Options, satisfy, in the determination of the Committee, the requirements of Section 424 of the Code) on such corporation’s stock which will to the extent possible preserve the value of the outstanding Awards or (b) shall make the outstanding Awards fully exercisable or cause all of the applicable restrictions to which outstanding Stock Awards are subject to lapse, in each case, on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following the exercise of the Award or the issuance of shares of Common Stock, as the case may be, to participate as a stockholder in any such dissolution, liquidation, merger or consolidation and the Award will terminate upon consummation of any such transaction. The existence of the Plan shall not prevent any such change or other transaction and no Participant hereunder shall have any right except as herein expressly set forth.

8.    Rights to a Service Relationship.

Neither the adoption of the Plan nor any grant of Awards confers upon any employee, consultant or advisor of the Company or a Subsidiary, or any member of the Board of Directors, any right to the continuation of a Service Relationship with the Company or a Subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the Service Relationship of any of those persons at any time.

9.    Discontinuance, Cancellation, Amendment and Termination.

The Committee or the Board of Directors may at any time discontinue granting Awards under the Plan and, with the consent of the Participant, may at any time cancel an existing Award in whole or in part and grant another Award to the Participant for such number of shares as the Committee or the Board of Directors specifies. The Committee or the Board of Directors may at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the Plan as to any further grants of Awards; provided, however, that no such amendment shall without the approval of the stockholders of the Company (a) materially amend the Plan, (b) increase the Authorized Shares available under the Plan, (c) change the group of persons eligible to receive Awards under the Plan, (d) reprice any outstanding Options or reduce the price at which Options may be granted (including any tandem cancellation and regrant or any other amendment or action that would have substantially the same effect as reducing the exercise price of outstanding Options), (e) extend the time within which Awards may be granted, (f) alter the Plan in such a way that Incentive Stock Options granted or to be granted hereunder would not be considered incentive stock options under Section 422 of the Code, or (g) amend the provisions of this Section 9, and no such amendment shall adversely affect the rights of any Participant (without his consent) under any Award previously granted.

10.    Effective Date and Term.

The Plan will become effective immediately upon its approval by the stockholders of the Company at the Annual Meeting on May 7, 2003 (the “Effective Date”), and unless the Plan is sooner terminated by the Board of Directors, will remain in effect until the tenth anniversary of the Effective Date (the “Termination Date”). After the Termination Date, no Awards will be granted under the Plan, provided that Awards granted prior to the Termination Date may extend beyond that date.

11.    Liability of the Company.

By accepting any benefits under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated acceptance and ratification to, and consented to, any action taken or made under the Plan by the Company, including, without limitation, the Board of Directors and the Committee. No Participant or any person claiming under or through a Participant shall have any right or interest, whether vested or otherwise, in the Plan or any Award hereunder, contingent or otherwise, unless and until such Participant shall have complied with all of the terms, conditions and provisions of the Plan and any Award agreement related thereto. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall be liable to any Participant or any other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder does not qualify for tax treatment as an “incentive stock option” under Section 422 of the Code.

12.    Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards, any such accounts will be used merely as an administrative convenience. Except for the holding of Restricted Stock in escrow, the Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board of Directors or the Committee be deemed to be a trustee of Common Stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

13.    Jurisdiction and Governing Law.

The parties submit to the exclusive jurisdiction and venue of the federal or state courts of The Commonwealth of Massachusetts to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of The Commonwealth of Massachusetts, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

14.    Foreign Jurisdictions.

To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate officers of the Company.

EXHIBIT B

EMC CORPORATION

1989 EMPLOYEE STOCK PURCHASE PLAN,

as amended

Section 1. Purpose of Plan

The EMC Corporation 1989 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method by which eligible employees of EMC Corporation and its subsidiaries (collectively, the “Company”) may use voluntary, systematic payroll deductions to purchase the Company’s common stock, $.01 par value, (“stock”) and thereby acquire an interest in the future of the Company. For purposes of the Plan, a subsidiary is any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock unless the Board of Directors of the Company (the “Board of Directors”) determines that employees of a particular subsidiary shall not be eligible.

Section 2. Options to Purchase Stock

Under the Plan as now amended, no more than 98,000,000 shares are available for purchase (subject to adjustment as provided in Section 16) pursuant to the exercise of options (“options”) granted under the Plan to employees of the Company (“employees”). The stock to be delivered upon exercise of options under the Plan may be either shares of the Company’s authorized but unissued stock, or shares of reacquired stock, as the Board of Directors shall determine.

Section 3. Eligible Employees

Except as otherwise provided in Section 20, each employee who has completed three months or more of continuous service in the employ of the Company shall be eligible to participate in the Plan.

Section 4. Method of Participation

The periods January 1 to June 30 and July 1 to December 31 of each year shall be option periods. Each person who will be an eligible employee on the first day of any option period may elect to participate in the Plan by executing and delivering, at least one business day prior to such day, a payroll deduction authorization in accordance with Section 5. Such employee shall thereby become a participant (“participant”) on the first day of such option period and shall remain a participant until his or her participation is terminated as provided in the Plan.

Section 5. Payroll Deductions

The payroll deduction authorization shall request withholding, at a rate of not less than 2% nor more than 15% from the participant’s compensation (subject to a maximum of $7,500 per option period), by means of substantially equal payroll deductions over the option period; provided, however, that in the event any amount remaining in a participant’s withholding account at the end of an option period (which would be equal to a fractional share) is rolled over to the opening balance in a participant’s withholding account for the next option period pursuant to Section 8 below (a “rollover”), such amount will be applied to the last payroll deduction for the next option period, thereby reducing the amount of that payroll deduction; further provided that the maximum of $7,500 per option period shall be reduced by the amount of any rollover. For purposes of the Plan, “compensation” shall mean all cash compensation paid to the participant by the Company. A participant may elect to change the withholding rate of his or her payroll deduction authorization by written notice delivered to the Company at least one business day prior to the first day of the option period as to which the change is to be effective. Following delivery to the Company of any payroll deduction authorization or any election to change the withholding rate of a payroll deduction authorization, appropriate payroll deductions or changes thereto shall commence as soon as reasonably practicable. All amounts withheld in accordance with a participant’s payroll deduction authorization shall be credited to a withholding account for such participant.

Section 6. Grant of Options

Each person who is a participant on the first day of an option period shall as of such day be granted an option for such period. Such option shall be for the number of shares of stock to be determined by dividing (a) the balance in the participant’s withholding account on the last day of the option period by (b) the purchase price per share of the stock determined under Section 7, and eliminating any fractional share from the quotient. In the event that the number of shares then available under the Plan is otherwise insufficient, the Company shall reduce on a substantially proportionate basis the number of shares of stock receivable by each participant upon exercise of his or her option for an option period and shall return the balance in a participant’s withholding account to such participant.

Section 7. Purchase Price

The purchase price of stock issued pursuant to the exercise of an option shall be 85% of the fair market value of the stock at (a) the time of grant of the option or (b) the time at which the option is deemed exercised, whichever is less. “Fair market value” shall mean the fair market value as determined from time to time by the Board of Directors or, where appropriate, by the Committee (defined below), taking into account all information which the Board of Directors, or the Committee, considers relevant.

Section 8. Exercise of Options

If an employee is a participant in the Plan on the last business day of an option period, he or she shall be deemed to have exercised the option granted to him or her for that period. Upon such exercise, the Company shall apply the balance of the participant’s withholding account to the purchase of the number of whole shares of stock determined under Section 6, and as soon as practicable thereafter shall issue and deliver certificates for said shares to the participant. The balance, if any, of the participant’s withholding account in excess of the total purchase price of the whole shares so issued shall be applied to the opening balance in his or her withholding account for the next option period. No fractional shares shall be issued hereunder.

Notwithstanding anything herein to the contrary, the Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company’s counsel, all requirements of applicable federal and state laws and regulations (including any requirements as to legends) have been complied with, nor, if the outstanding stock is at the time listed on any securities exchange, unless and until the shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company’s counsel.

Section 9. Interest

No interest will be payable on withholding accounts.

Section 10. Cancellation and Withdrawal

Effective January 1, 2002, on or prior to June 15 or December 15, as the case may be with respect to any applicable option period, a participant who holds an option under the Plan may cancel all (but not less than all) of his or her option by written notice delivered to the Company, in such form as the Company may prescribe. Any participant who delivers such written notice shall be deemed to have canceled his or her option, terminated his or her payroll deduction authorization with respect to the Plan and terminated his or her participation in the Plan, in each case, as of the date of such written notice. In the event that any June 15 or December 15, as the case may be with respect to the applicable option period, shall be a Saturday, Sunday or day on which banks in the Commonwealth of Massachusetts are required or permitted to close, a participant may cancel his or her option by written notice given on or prior to the last business day immediately preceding such date. Following delivery of any such notice, any balance in the participant’s withholding account will be returned to such participant as soon as reasonably practicable. Any participant who has delivered such notice may elect to participate in the Plan in any future option period in accordance with the provisions of Section 4.

Section 11. Termination of Employment

Except as otherwise provided in Section 12, upon the termination of a participant’s employment with the Company for any reason whatsoever, he or she shall cease to be a participant, and any option held by him or her under the Plan shall be deemed cancelled, the balance of his or her withholding account shall be returned to him or her, and he or she shall have no further rights under the Plan. For purposes of this Section 11, a participant’s employment will not be considered terminated in the case of sick leave or other bona fide leave of absence approved for purposes of this Plan by the Company or a subsidiary or in the case of a transfer to the employment of a subsidiary or to the employment of the Company.

Section 12. Death or Retirement of Participant

In the event a participant holds any option hereunder at the time his or her employment with the Company is terminated (1) by his or her retirement with the consent of the Company, and such retirement is within three months of the time such option becomes exercisable, or (2) by his or her death, whenever occurring, then such participant (or his or her legal representative), may, by a writing delivered to the Company on or before the date such option is exercisable, elect either (a) to cancel any such option and receive in cash the balance in his or her withholding account, or (b) to have the balance in his or her withholding account applied as of the last day of the option period to the exercise of his or her option pursuant to Section 8, and have the balance, if any, in such account in excess of the total purchase price of the whole shares so issued returned in cash. In the event such participant (or his or her legal representative) does not file a written election as provided above, any outstanding option shall be treated as if an election had been filed pursuant to subparagraph 12(a) above.

Section 13. Participant’s Rights Not Transferable, etc.

All participants granted options under the Plan shall have the same rights and privileges. Each participant’s rights and privileges under any option granted under the Plan shall be exercisable during his or her lifetime only by him or her, and shall not be sold, pledged, assigned, or otherwise transferred in any manner whatsoever except by will or the laws of descent and distribution. In the event any participant violates the terms of this Section, any options held by him or her may be terminated by the Company and, upon return to the participant of the balance of his or her withholding account, all his or her rights under the Plan shall terminate.

Section 14. Employment Rights

Neither the adoption of the Plan nor any of the provisions of the Plan shall confer upon any participant any right to continued employment with the Company or a subsidiary or affect in any way the right of the Company to terminate the employment of such participant at any time.

Section 15. Rights as a Shareholder

A participant shall have the rights of a shareholder only as to stock actually acquired by him or her under the Plan.

Section 16. Change in Capitalization

In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation or other change in the Company’s capital stock, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted hereunder, the maximum number of shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors, whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of the sale or transfer of substantially all the Company’s assets (other than by the grant of a mortgage or security interest), all outstanding options shall thereupon terminate, provided that prior to the effective date of any such merger, consolidation or sale of assets, the Board of Directors shall either (a) return the balance in all withholding accounts and cancel all outstanding options, or (b) accelerate the exercise date provided for in Section 8, or (c) if there is a surviving or acquiring corporation, arrange to have that corporation or an affiliate of that corporation grant to the participants replacement options having equivalent terms and conditions as determined by the Board of Directors.

Section 17. Administration of Plan

The Plan will be administered by the Board of Directors. The Board of Directors will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate hereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board of Directors shall be conclusive and shall bind all parties.

The Board may, in its discretion, delegate its powers with respect to the Plan to an Employee Benefit Plan Committee or any other committee (the “Committee”), in which event all references to the Board of Directors hereunder, including without limitation the references in Section 17, shall be deemed to refer to the Committee. A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

Section 18. Amendment and Termination of Plan

The Board of Directors may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein) no such amendment will, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) change the conditions for eligibility under the Plan, or (d) amend the provisions of this Section 18 of the Plan, and no such amendment will adversely affect the rights of any participant (without his or her consent) under any option theretofore granted.

The Plan may be terminated at any time by the Board of Directors, but no such termination shall adversely affect the rights and privileges of holders of the outstanding options.

Section 19. Approval of Shareholders

The Plan shall be subject to the approval of the shareholders of the Company, which approval shall be secured within twelve months after the date the Plan is adopted by the Board of Directors. Notwithstanding any other provisions of the Plan, no option shall be exercised prior to the date of such approval.

Section 20. Limitations

Notwithstanding any other provision of the Plan:

(a) An employee shall not be eligible to receive an option pursuant to the Plan if, immediately after the grant of such option to him or her, he or she would (in accordance with the provisions of Sections 423 and 425(d) of the Code) own or be deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporation, as defined in Section 425 of the Code.

(b) No employee shall be granted an option under this Plan that would permit his or her rights to purchase shares of stock under this Plan of the Company to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time, as provided in Sections 423 and 425 of the Code.

(c) No employee shall be granted an option under this Plan that would permit him or her to withhold more than $7,500 in each option period or $15,000 per calendar year, less the amount of any rollover.

(d) No employee whose customary employment is 20 hours or less per week shall be eligible to participate in the Plan.

(e) No independent contractor shall be eligible to participate in the Plan.

Section 21. Jurisdiction and Governing Law.

The Company and each participant in the Plan submit to the exclusive jurisdiction and venue of the federal or state courts of the Commonwealth of Massachusetts to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of the Commonwealth of Massachusetts, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

EXHIBIT C

EMC CORPORATION

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

The Audit Committee (the “Committee”) is appointed by the Board of Directors to (a) assist Board oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the Company’s independent auditor’s qualifications and independence and (4) the performance of the Company’s internal audit function and independent auditor; and (b) prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s proxy statement.

The Committee shall be comprised of no fewer than three members. The members of the Committee shall meet the requirements of the New York Stock Exchange (the “NYSE”) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee may form and delegate authority to subcommittees (consisting of one or more persons) when appropriate.

The Committee shall meet at least quarterly or more frequently as circumstances require. The Committee shall meet periodically with management, the head of the internal audit department and the independent auditor in separate sessions.

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company’s independent auditor shall report directly to the Committee. The Committee shall pre-approve all permissible non-audit services and all audit, review or attest engagements required under the securities laws (including the fees and terms thereof) to be performed for the Company by its independent auditor; provided, however, that de-minimus non-audit services may instead be approved in accordance with applicable SEC rules. The Committee may delegate to the Chair of the Committee or to a subcommittee the authority to grant pre-approvals of audit and permissible non-audit services, provided that the decisions of such Chair or subcommittee shall be presented to the full Committee at its next scheduled meeting.

The Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties. The Committee shall further have the authority to cause the Company to pay the (1) compensation of any advisors referenced above, (2) compensation of the independent auditor established by the Committee and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may conduct or authorize investigations into any matters within the scope of its responsibilities and may meet with any employees of the Company or any third parties it deems necessary in connection with such investigations.

The Committee shall make regular reports to the Board.

The Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review and discuss with management and the independent auditor the quarterly and annual financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in quarterly and annual reports, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

3. Review major issues regarding accounting principles and financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

4. Review analyses prepared by management or the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative generally accepted accounting principles (“GAAP”) methods on the Company’s financial statements.

5. Review and discuss all reports provided by the independent auditor on:

(a) critical accounting policies and practices to be used;

(b) alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and

(c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6. Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

7. Discuss with management the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies; provided, however, that such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties the auditor may have encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Discuss with management the Company’s major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures, including the Company’s policies with respect to risk assessment and risk management.

10. Review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer during their certification process for the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting and any reported fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

11. At least annually, evaluate the qualifications, performance and independence of the independent auditor, including assessing whether all relationships between the independent auditor and the Company and the provision of permitted non-audit services are compatible with maintaining the auditor’s independence. In connection with the evaluation, obtain and review a report by the independent auditor regarding its internal quality control procedures and consider whether such quality controls are adequate.

12. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

13. Set hiring polices for employees or former employees of the Company’s independent auditor who participated in any capacity in the audit of the Company.

14. Review the significant reports to management prepared by the internal audit department and management’s responses.

15. Discuss with the independent auditor and management, the internal audit department staffing and responsibilities and any recommended changes thereto.

16. Perform those responsibilities delegated to the Committee set forth in the Company’s Corporate Compliance Program.

17. Establish and review periodically procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18. Review with the Company’s General Counsel legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

19. Prepare and review with the Corporate Governance and Nominating Committee an annual performance evaluation of the Committee.

20. Fulfill such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board or the Chairman of the Board, or as may be required by law or regulation.

While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to assure compliance with laws and regulations or the Company’s Business Conduct Guidelines.

Last Amended: January 29, 2004

3337-PS-04

PROXY	PROXY

EMC CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, MAY 5, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints William J. Teuber, Jr. and Paul T. Dacier, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Stockholders of EMC Corporation, a Massachusetts corporation, to be held on May 5, 2004, at 10:00 a.m., local time, at EMC’s facility at 21 Coslin Drive, Southborough, Massachusetts, and at any adjournments thereof, all the shares of Common Stock, par value $.01 per share, of EMC that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of EMC. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

EMC CORPORATION

Mark box at right if an address change                        ☐

has been noted on the reverse side of this card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

1.    Proposal 1 – Election of Directors: To elect the following nominees to the Board to serve a three-year term as Class II Directors.

John R. Egan

Michael C. Ruettgers

David N. Strohm

FOR ALL         ☐             ☐         WITHHOLD FOR

NOMINEES                                         ALL NOMINEES

☐

For all nominees except as noted above

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

For      Against      Abstain

2.    Proposal 2 – To approve an     ☐        ☐            ☐

amendment to EMC’s 2003 Stock Plan to increase by 50,000,000 the number of shares available for grant under such plan, and allow awards of restricted stock and restricted stock units to be granted to non-employee Directors, as described in EMC’s Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

For      Against      Abstain

3.    Proposal 3 – To approve an    ☐        ☐            ☐

amendment to EMC’s 1989 Employee Stock Purchase Plan to increase by 25,000,000 the number of shares available for grant under such plan, as described in EMC’s Proxy Statement.

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.

Stockholder sign here                     Co-owner sign here

Date

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

For      Against      Abstain

4.    Proposal 4 – To ratify the    ☐        ☐            ☐

selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2004.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

For      Against      Abstain

5.    Proposal 5 – To act upon a    ☐        ☐            ☐

stockholder proposal relating to executive compensation, as described in EMC’s Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS TO SERVE FOR A THREE-YEAR TERM AS CLASS II DIRECTORS, APPROVING AN AMENDMENT TO EMC’S 2003 STOCK PLAN, APPROVING AN AMENDMENT TO EMC’S 1989 EMPLOYEE STOCK PURCHASE PLAN, AND RATIFYING THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS EMC’S INDEPENDENT AUDITORS FOR 2004; AND AGAINST THE STOCKHOLDER PROPOSAL RELATING TO EXECUTIVE COMPENSATION, AS DESCRIBED IN EMC’S PROXY STATEMENT. A VOTE FOR THE ELECTION OF DIRECTORS INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

DETACH CARD